                            STOCK PURCHASE AGREEMENT


                           Dated as of July 26, 1996


                                    between


                          Analysis & Technology, Inc.


                                      and


          C. Warren Vest and Joseph T. Kavanagh and Sandra H. Kavanagh


                           With Respect to All of the


                                Common Stock of


                         Vector Research Company, Inc.

                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of July 26, 1996, by and between Analysis & Technology, Inc., a Connecticut corporation ("Buyer"), and C. Warren Vest of Columbia, Maryland, ("Vest"), Joseph T. Kavanagh of Gaithersburg, Maryland, ("Kavanagh") (each a "Seller" and collectively the ("Sellers"), and Vector Research Company, Inc., a Maryland corporation, (the "Company"), with reference to the following facts:

                 A. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, all the issued and outstanding shares of common stock (the "Common Stock") of the Company.

                 NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1.       DEFINITIONS

                 Whenever used in this Agreement, the following words and phrases shall mean:

                          1.1.    "Additional Earnings Tax Amount" shall have
the meaning ascribed to such term in Section 2.3.3 hereof.

                          1.2.    "Additional Grossed-Up Taxes" shall have the
meaning ascribed to such term in Section 2.3.1 hereof.

                          1.3.    "Additional Taxes" shall have the meaning
ascribed to such term in Section 2.3.1 hereof.

                          1.4.    "Affiliate" shall mean any Person that
directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

                          1.5.    "Agreement" shall mean this Stock Purchase
Agreement, together with the exhibits and schedules attached hereto.

                          1.6.    "Assets" shall mean all assets or properties
of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) owned by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, leasehold interests, contract rights, Books and Records, computer software, real estate, equipment, furniture, fixtures, insurance or annuities in force, intellectual property, goodwill, and going-concern value.

                          1.7.    "Asset Based Taxes" shall have the meaning
ascribed to such term in Section 2.3 hereof.

                          1.8.    "Balance Sheet" shall mean the unaudited
consolidated balance sheets of the Company as of March 31, 1996.

                          1.9.    "Books and Records" shall mean all
accounting, financial reporting, Taxes, business, marketing, legal, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, legal documents, title policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, licenses, investor lists, registered representative lists, reports, computer tapes, discs, and other files, retrieval programs, operating data or plans, and environmental studies or plans.

                          1.10.   "Buyer" shall mean Analysis & Technology,
Inc., a Connecticut corporation.

                          1.11    "Buyer Party" shall mean Buyer, or any
officer, or director, of Buyer.

                          1.12.   "Closing" shall mean the closing of the
transactions contemplated by this Agreement as provided in Section 2.3 hereof.

                          1.13.   "Closing Date" shall mean July 26, 1996,
subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8 hereof, or such other date as Buyer and Sellers may agree upon in writing.

                          1.14.   "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

                          1.15.   "Code" shall mean the Internal Revenue Code
of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

                          1.16.   "Common Stock" shall mean the issued and
outstanding common stock of the Company which has been issued prior to the Closing.

                          1.17.   "Company" shall mean Vector Research Company,
Inc., a Maryland corporation.

                          1.18.   "Contract" shall mean any agreement, lease,
sublease, license, franchise, power of attorney, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, or other contract or commitment (whether written or oral) that is legally binding.

                          1.19.   "Damages" shall mean any and all monetary
damages. Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, environmental consultants, engineers, and geologists, and other experts, and other expenses of litigation or of any claim, default, or assessment).

                          1.20.   "Disclosed Contracts" shall mean all of the
executed written agreements (including executed written amendments and modifications) listed on Schedule 3.17.1.

                          1.21.   "Election" shall have the meaning ascribed to
it in Section 12 hereof.

                          1.22.   "Election Notice" shall have the meaning
ascribed to it in Section 12 hereof.

                          1.23.   "Employee Benefit Plan" shall have the
meaning ascribed to it in Section 3.15 hereof.

                          1.24.   "Environmental Claim" shall mean any
accusations, allegations, investigations, notice of violation, fines, penalties, action, claim, Lien, demand, abatement or other writ, judgment, decree, suit, proceeding, injunction, or similar order or direction (conditional or otherwise) by any governmental or quasi-governmental authority or any Person for or relating to personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to or other adverse effect on the environment (including natural resources), nuisance, pollution, or contamination, if resulting from or based upon (i) the existence, or the continuation of the existence, of a Release of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into, or onto the environment (including without limitation the air, soil, surface water, or ground water) at, in, by, from, or related to any real property owned or leased by the Company or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment, or disposal of Hazardous Materials; or
(iii) the violation or alleged violation of any Environmental Laws or any order or Environmental Permits of or from any governmental authority relating to environmental matters.

                          1.25.   "Environmental Law" shall mean any Law
concerning Releases into any part of the natural environment or concerning activities that might result in damage to the natural environment or any Law relating to the environment or to protecting or improving the quality of the natural environment and protecting public and employee health and safety, including without limitation the Comprehensive Environment Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) as such Laws are amended or supplemented, and the regulations promulgated thereto, and any and all analogous state or local statutes.

                          1.26.   "Environmental Lien" shall mean any Lien in
favor of any governmental entity for Environmental Claims or Remedial Actions.

                          1.27.   "Environmental Permit" shall mean any permit,
approval, authorization, license variance, registration, or permission required under any Environmental Laws and all supporting documents associated therewith.

                          1.28.   "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

                          1.29.   "ERISA Affiliate" shall mean any Person under
common control (as defined in Section 414 of the Code), or treated (under
Section 414(b), (c), (m), or (o) of the Code) as a single employer, with Sellers or the Company.

                          1.30.   "GAAP" shall mean generally accepted
accounting principles, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

                          1.31.   "Hazardous Materials" shall mean any
chemical, substance, material, or waste which is regulated by any state or local governmental authority, or by the United States or other national government, including without limitation (a) petroleum, petroleum products, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, flammable substances, explosives, and radioactive materials, (b) any other material or substance which is defined, now or at closing, as a "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "pollutant," or "toxic substance" under any provision of Environmental Law, and (c) any other chemical, material, or substance, the exposure or presence of which is now or at closing prohibited, limited, or regulated by or which requires investigation or remediation under any Environmental Law.

                          1.32.   "HSR Act" shall mean Section 7A of the
Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of
1976), as amended

(including without limitation any successor act), and the rules and regulations promulgated thereunder.

                          1.33.   "Indemnitee" shall mean a Person claiming
indemnification under Section 10 hereof.

                          1.34.   "Indemnifying Party" shall mean a Person
against whom claims of indemnification are being asserted under Section 10 hereof.

                          1.35.   "Intellectual Property Assets" shall mean, on
a world-wide basis, all business names, fictitious names, tradenames, trademarks, service marks, all common law rights therein, and all registrations and applications therefor (collectively the "Trademarks"), all patents and patent applications (collectively, the "Patents"), all copyrights, copyright applications and registrations in both published and unpublished works (collectively, the "Copyrights"), and all know-how, trade secrets, confidential information, software not previously copyrighted, technical information, and other proprietary information (collectively, the "Proprietary Information"), owned, controlled, used or licensed by the Company in the conduct of its business, whether in the United States or any foreign country, except for commercially available software programs which are licensed.

                          1.36.   "IRS" shall mean the United States Internal
Revenue Service or any successor agency.

                          1.37.   "Laws" shall mean all laws (including
Environmental Laws), statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

                          1.38.   "Liabilities" shall mean all debts,
obligations, and other liabilities of any nature (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due) of a Person.

                          1.39.   "Lien" shall mean any mortgage, pledge,
assessment, security interest, lease, sublease, option, lien, adverse claim, levy, charge, or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing.

                          1.40.   "Material Adverse Effect" shall mean (i) an
act, omission, occurrence or event which will or may reasonably be expected to result in, or has resulted in a Liability of the Company or a Lien on its Assets, in either case, in excess of $15,000; or (ii) an act, omission, occurrence or event which will or may reasonably be expected to impair, or has impaired, the ability of the Company to carry on its business in the ordinary course consistent with past practice or the ability of Sellers to perform its obligations under this Agreement, in either case, if such impairment results in, or has resulted in, losses or other types of Damages or Liabilities to the Company or Buyer individually in excess of $15,000; or (iii) an act, omission, occurrence or event which will or may reasonably be expected to adversely affect the validity or enforceability of this Agreement.

                          1.41.   "Multiemployer Plan" shall have the meaning
ascribed to it in Section 3.15 hereof.

                          1.42.   "Multiple Employer Plan" shall have the
meaning ascribed to it in Section 3.15 hereof.

                          1.43.   "Net Worth" shall mean the amount by which
the Assets of the Company, exclusive of reserves required by Deloitte & Touche LLP, exceeds the Liabilities of the Company.

                          1.44.   "Non Material Event" shall mean an act,
omission, occurrence or event which, when considered for the purpose of determining whether it constitutes a Material Adverse Effect, will or may reasonably be expected to result in, or has resulted in, a Liability of the Company or a Lien on its Assets not exceeding $15,000.

                          1.45.   "PBGC" shall mean the Pension Benefit
Guaranty Corporation established under ERISA.

                          1.46.   "Plan Participant" shall have the meaning
ascribed to such term in Section 5.9 hereof.

                          1.47.   "Pension Plan" shall have the meaning
ascribed to it in Section 3.15 hereof.

                          1.48.   "Person" shall mean any natural person,
corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

                          1.49.   "Purchase Price" shall have the meaning
ascribed to it in Section 2.2 hereof.

                          1.50.   "Release" shall mean any release or threat of
release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration (including without limitation, sudden, non-sudden, accidental, or non-accidental) into the indoor or outdoor environment or into or out of any property owned, operated, or leased by the Company, including the movement of any Hazardous

Materials or other substances through or in the air, soil, surface water, groundwater, or property.

                          1.51.   "Remedial Action" shall mean all actions,
including without limitation any capital expenditures, required or voluntarily undertaken to (a) abate, clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment;
(b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Materials or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care with regard to an Environmental Claim or a Hazardous Material; or (d) bring any real property facility into compliance with all Environmental Laws and Environmental Permits.

                          1.52.   "Section 1374 Amount" shall have the meaning
ascribed to such term in Section 2.3.2 hereof.

                          1.53.   "Sellers" shall mean C. Warren Vest and
Joseph T. Kavanagh.

                          1.54.   "Stock Based Taxes" shall have the meaning
ascribed to such term in Section 2.3.1 hereof.

                          1.55.   "State Taxes" shall consist of Maryland state
and county income taxes totaling eight percent of Maryland taxable income for Kavanagh and seven and one-half percent for Vest.

                          1.56.   "Taxes" shall mean all taxes, charges, fees,
levies, or other similar assessments or Liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, import, export, withholding, employment, payroll, medicare, estimated and franchise taxes imposed by the United States of America, any state, county, local, or foreign government, or any subdivision, agency, or other similar Person of the United States, or any such government; and (b) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

                          1.57.   "Tax Claim" shall have the meaning ascribed
to it in Section 10.3 hereof.

                          1.58.   "Tax Returns" shall mean any report, return,
statement, or other information required to be supplied to a taxing authority in connection with Taxes.

                          1.59.   "WARN" shall mean the Worker Adjustment and
Retraining Notification Act and any similar state or local "plant closing" law.

                          1.60.   "Year End GAAP Financial Statements" shall
mean the audited GAAP balance sheets of the Company as of October 31, 1995, and the related statements of earnings, shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for the year then ended, together with the notes relating thereto .

                 Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this Agreement; (d) the term "Section" refers to the specified Section of this Agreement; (e) the term "or" means "and/or"; and (f) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company in each case consistent with past practices of such business, operations, and affairs.

                 2.       SALE OF SHARES AND CLOSING

                          2.1.    Purchase and Sale of Shares.  Subject to the
terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, Sellers agree to sell the Common Stock to Buyer and Buyer agrees to purchase the Common Stock from Sellers.

                          2.2.    Purchase Price.  The aggregate purchase price
for the Common Stock shall be $5,900,000 subject to adjustment in accordance with Section 2.3 hereof (the "Purchase Price").

                              2.2.1.       Subject to adjustment in accordance
with Section 2.3 hereof, Five Million Four Hundred Thousand Dollars ($5,400,000) of the Purchase Price shall be payable to Sellers at the Closing in accordance with Section 2.4.2.

                              2.2.2.       Five Hundred Thousand Dollars
($500,000) of the Purchase Price (the "Escrow Amount") shall be payable in immediately available funds and delivered on the Closing Date (as hereinafter defined) to Fleet National Bank, a national banking association, as escrow agent (the "Escrow Agent"), pursuant to the Escrow Agreement attached as Exhibit A hereto. Upon termination of the escrow, the balance of the Escrow Amount shall be paid to the Sellers in equal amounts subject to and in accordance with the terms of this Agreement and the Escrow Agreement. Interest received on the Escrow Amount will be paid to Sellers at the end of the escrow unless it is required to honor indemnification obligations of the Sellers to the Buyer under this Agreement.

                          2.3.    Tax Adjustment.

                              2.3.1.       At the Closing,  Buyer will deposit
with the Escrow Agent in immediately available funds an amount equal to its good faith estimate of the Additional Grossed-Up Taxes. Buyer agrees to pay to Escrow Agent within 30 days after KPMG Peat Marwick LLP has received the final audited financial statements for the fiscal year ending with the Closing Date from Deloitte and Touche LLP, an amount equal to the excess, if any, of (i) such federal income taxes and State Taxes as may be due from Sellers solely by reason of the Section 338(h)(10) election described in Section 12.1 of this Agreement (the "Asset Based Taxes") over (ii) the total federal taxes and State Taxes which would have been due from the Sellers if the sale were treated as a stock purchase by the Buyer with no election under Section 338(h)(10) having been made (the "Stock Based Taxes"). (The difference between the Asset Based Taxes and the Stock Based Taxes is hereinafter called the "Additional Taxes"). If required, the Additional Taxes will be grossed-up such that the specific payment of the difference to the Sellers by the Buyer is federal and state tax neutral to Sellers (the "Additional Grossed-Up Taxes").

                              2.3.2.       Buyer will also assume
responsibility for and have the Company pay all taxes imposed on the Company by
Section 1374 (the "Section 1374 Amount").

                              2.3.3.       Buyer agrees to pay Sellers an
amount equal to one-third of the aggregate incremental federal and State Taxes, payable, if any, solely by reason of the Accumulated Adjustment Account of the Company (determined as if the Company were sold in a stock purchase with no Section 338(h)(10) election having been made) exceeding $640,000 as of the Closing (determined without taking into account any pre-Closing, but post March 31, 1996 reductions of such amount by reason of distributions to the Sellers by the Company) (the "Additional Earnings Tax Amount"). Sellers agree to use its best efforts to ensure that the Accumulated Adjustments Account does not exceed the amount described above as of the Closing Date. Sellers agree to use their best efforts to ensure that the cash basis taxable income for the fiscal year of the Company ending on the Closing Date does not exceed zero.

                              2.3.4.       Buyer's accountants, KPMG Peat
Marwick LLP will determine the amount of the Additional Grossed-Up Taxes and the Additional Earnings Tax Amount, which determination shall be binding on all parties. Buyer shall obtain appraisals and take such other acts as it may deem appropriate to establish any such tax liability at Buyer's expense. All calculations will be based on an ordinary federal income tax rate of 39.6%, long term capital gains rate of 28% and State Taxes as provided herein. State Taxes will not be treated as a deduction in computing federal income taxes. Buyer's accountants, KPMG Peat Marwick LLP, will prepare the Company's final federal and state S Corporation tax returns subject to review and approval by Sellers. Sellers agree to use their best efforts to ensure that the cash basis taxable income for the fiscal year of the Company ending on the Closing Date does not exceed zero.

                          2.4.    Closing.

                              2.4.1.       The Closing will take place at the
office of Pasternak & Fidis, P.A., 4800 Montgomery Lane, Bethesda, Maryland 20814, at noon local time on the Closing Date.

                              2.4.2.       At the Closing, Buyer will (i) pay
the Purchase Price, 50% to Vest and 50% to Kavanagh by wire transfer of immediately available funds to such account as Sellers specify to Buyer in writing at least two business days before the Closing Date; and (ii) deliver to Sellers such documents and instruments required to be delivered by Buyer under the terms of this Agreement.

                              2.4.3.       At the Closing, Sellers will deliver
to Buyer (i) a certificate or certificates representing all the Common Stock, in appropriate form of transfer to Buyer and accompanied by stock powers duly executed in blank; and (ii) such other documents and instruments required to be delivered by Sellers under the terms of this Agreement.

                              2.4.4.       Prior to the Closing, Sellers may
cause the Company to make the $640,000 distribution permitted by Section 5.12 hereof.

                 3.       REPRESENTATIONS AND WARRANTIES OF SELLERS

                 The Company and each Seller jointly and severally hereby represents and warrants to Buyer as follows:

                          3.1.    Authority; Consents; Approvals.

                              3.1.1.       Each of the Sellers has full
capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to sell, transfer, convey and deliver pursuant hereto the respective shares of Common Stock owned by such Sellers to the Buyer.

                              3.1.2.       The Company has all requisite
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly taken.

                              3.1.3.       The execution and delivery by
Sellers of this Agreement, the performance by Sellers of their obligations hereunder, and the consummation by Sellers of the transactions contemplated hereby do not require Sellers or the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or any governmental or regulatory body, or judicial authority, except (i) as shown on Schedule 3.1.3 or (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may be reasonably be expected to have no Material Adverse Effect. All required consents, approvals, actions, filings and notices shown on Schedule 3.1.3 have been obtained, made or given or will be obtained made or given prior to the Closing Date, or if so noted on Schedule 3.1.3, after the Closing.

                          3.2.    Execution and Delivery.  This Agreement has
been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers, enforceable against Sellers and the Company in accordance with its terms.

                          3.3.    No Conflicts or Violations.  The execution
and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give right to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the Assets or Common Stock of the Company under, any provision of (i) the applicable Maryland corporation laws, or the corporation laws of any other state in which the corporation is qualified to do business, (ii) the Articles of Incorporation, By-laws or other charter or corporate governance document of the Company, (iii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any Seller or the Company is a party or by which any of their respective Assets are bound, except for the loss of the line of credit extended by NationsBank, (iv) any judgment, order or decree, or statute, law, ordinance, rule or regulation of any jurisdiction applicable to any Seller or the Company or the Assets of any Seller or the Company, which was in existence on the Closing Date.

                          3.4.    Organization and Standing of the Company.

                              3.4.1.       The Company is duly organized,
validly existing and in good standing under the Laws of the State of Maryland.

                              3.4.2.       Except as set forth on Schedule
3.4.2, the Company has full corporate power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it, to exclusively use its corporate name and to own, operate, lease or otherwise hold its Assets and to carry on its business as presently conducted.

                              3.4.3.       The Company is duly qualified and in
good standing or otherwise authorized as a foreign corporation to transact business in each jurisdiction in which the nature of its business or ownership, leasing or holding of its Assets makes such qualification or authorization necessary except where the failure to be so qualified or admitted and in good standing, individually, or in the aggregate with other such failures, does not have or cannot reasonably be expected to have a Material Adverse Effect. A list of the jurisdictions in which the Company is so qualified or authorized is set forth on Schedule 3.4.3.

                             3.4.4.        The Company (i) has made a timely
and valid election to be treated as an "S Corporation" for federal and all applicable state and local tax law purposes effective on November 1, 1992, (ii) has maintained its status as a "small business corporation" within the meaning of Section 1361(b) of the Internal Revenue Code of 1986 or any comparable provision of state or local law at all times since the effective date of the election and (iii) at no time since such date has such S Corporation election been terminated or revoked pursuant to Section 1362 of the Code, or any comparable provision of state or local law.

                              3.4.5.       Schedule 3.4.5 contains a true and
correct list of (i) the officers and directors of the Company, and (ii) all powers of attorney granted by the Company.

                          3.5.    Corporate Documents and Records.  Sellers
have heretofore delivered to Buyer true, complete and correct copies of the Company's Articles of Incorporation, as amended, the Company's By-laws, as in effect on the date hereof, and the Company shareholder, director and committee minute books, complete through the date of delivery. After the delivery thereof and before Closing, there have been no shareholder, director or committee meetings other than as necessary for the consummation of the transactions contemplated hereby or in the ordinary course of business and consistent with past practice. The stock certificate and transfer books of the Company are, in all respects, true and complete. The minute books of the Company contain a true and complete record, in all respects, of all actions taken at all meetings, and by all written consents in lieu of meetings, of each of the Company's stockholders, boards of directors, and committees thereof. Such books and records have been maintained, in all respects, in accordance with good business and bookkeeping practices.

                          3.6.    Capital Stock of the Company.

                              3.6.1.       Schedule 3.6.1 contains a true and
complete list of the authorized capital stock of the Company, identifying the type of stock, the par value thereof, the amount issued, the amount outstanding, and the owner thereof.

                              3.6.2.       All issued and outstanding shares of
capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and are owned beneficially and of record as disclosed in Schedule 3.6.1, free and clear of all Liens.

                              3.6.3.       The Common Stock constitutes all of
the issued and outstanding capital stock of the Company, and there are no other shares of capital stock or other equity securities of the Company outstanding. Except as disclosed in Schedule 3.6.3, none of the Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as disclosed in Schedule 3.6.3, there are no outstanding warrants, options, phantom stock rights, convertible or exchangeable securities or other commitments or Contracts of any kind (other than this Agreement) pursuant to which (i) any Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or (ii) give any Person the right to participate in the equity, income, voting or election of directors or officers of the Company, and there are no equity securities of the Company reserved for issuance for any purpose.

                          3.7.    Title to Shares.  Assuming Buyer has the
requisite power and authority to be the lawful owner of the Common Stock, upon delivery to Buyer at the Closing of certificates representing the Common Stock duly endorsed by Sellers for transfer to Buyer upon Seller's receipt of the Purchase Price, good and valid title to the Common Stock will pass to Buyer, free and clear of any Liens other than those arising from acts of Buyer or its Affiliates.

                          3.8.    Equity Interests.  Except as shown on
Schedule 3.8 attached hereto, the Company does not own any capital stock or other equity interests of any Person or otherwise control any Person, whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, or whether alone or in combination with others.

                          3.9.    Financial Statements.  Sellers have
previously delivered to Buyer true, accurate and complete copies of the following (the "Financial Statements"): listed in Schedule 3.9:

                              3.9.1.       the audited balance sheets of the
Company as of October 31, 1993, 1994, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows of the Company for each of the years then ended, together with the notes related thereto and accompanied by the audit reports of Deloitte and Touche LLP, independent certified public accountants of the Company;

                              3.9.2.       the unaudited financial statements
of the Company  as of and for the period ended June 30, 1996.

The audited Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and, on that basis, fairly present the financial condition of the Company as of the respective dates thereof and the related results of operations and cash flow and shareholders' interest of the Company for the respective periods covered thereby. The unaudited financial statements were not prepared in conformity with GAAP.

                          3.10.   No Undisclosed Liabilities.  The Company does
not have any Liabilities which are not disclosed in the Financial Statements, except for Liabilities which (i) are not required by GAAP to be disclosed in the Financial Statements, except for the President's accrued bonus, (ii) have been incurred, if after the date of this Agreement, in the ordinary course of business and consistent with past practice and not in violation of this Agreement, and (iii) will not have a Material Adverse Effect. The Company has no undisclosed Liabilities or reserves associated with any known, alleged or possible Environmental Claim, violation of any Law or breach of any Contract.

                          3.11.   Absence of Changes or Events.

                              3.11.1.      There has not been, occurred, or
arisen, after March 31, 1996, any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), circumstance, or state of facts of any character which constitutes a Material Adverse Effect.

                              3.11.2.      Since March 31, 1996, Sellers have
caused the business of the Company to be conducted, and the Company has operated only, in the ordinary course and in substantially the same manner as presently conducted; and Sellers have made all reasonable efforts consistent with past practices to preserve the Company's relationships with customers, suppliers and others with whom the Company deals, and the Company has not taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5, and, without limiting the generality of the foregoing, there has not been, occurred, or arisen:

                                        (a)     except as shown in the
Disclosed Contracts and the $640,000 distribution permitted by Section 5.8 hereof, any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock.

                                        (b)     any employment, deferred
compensation, or other salary, wage, or compensation Contract entered into between the Company and any of its officers, directors, employees, agents, consultants, or similar representatives, except (i) for normal and customary Contracts in the ordinary course of business and consistent with past practice and disclosed to Buyer before the date of this Agreement, (ii) any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any officer, director, employee, agent, consultant, or other similar representative of the Company other than increases that were made in the ordinary course of business and consistent with past practice, or (iii) any creation of any Employee Benefit Plan or any contribution (other than contributions in the ordinary course of business and consistent with past practice and disclosed to Buyer before the date of this Agreement), amendment, or modification to any Employee Benefit Plan; except that the Company has, at the request of its employees, considered and discussed with its employees the possibility of amending the profit sharing plan to include a 401(k) deferral feature. No action has been taken on this topic.

                                        (c)     except as shown in the
Disclosed Contracts or referred to in Section 3.11.1 any issuance, sale, or disposition by the Company of any debenture, note, stock, or other security issued by the Company or any modification or amendment of any right of the holder of any outstanding debenture, note, stock, or other security issued by the Company;

                                        (d)     any Lien created on or in any
of the Assets of the Company or any Lien assumed by the Company with respect to any of such Assets;

                                        (e)     any Liability involving the
borrowing of money or the incurrence of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice) by the Company;

                                        (f)     any Liability incurred by the
Company in any transaction not involving the borrowing of money and not in the ordinary course of business which individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect;

                                        (g)     any damage, destruction, or
loss (whether or not covered by insurance) affecting any of the Assets of the Company, which damage, destruction, or loss individually or in the aggregate, along with any amounts arising under subsection (l) of this Section 3.11, has or may reasonably be expected to have a Material Adverse Effect;

                                        (h)     any work stoppage, strike,
labor difficulty, or union organizational campaign (in process or threatened) at or affecting the Company;

                                        (i)     any change in any underwriting,
investment, financial reporting, Tax, or accounting practice or policy followed by the Company, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for any other tax or accounting purposes;

                                        (j)     any payment, prepayment,
discharge, or satisfaction by the Company of any Lien or Liability other than Liens or Liabilities of the Company that were paid, discharged, or satisfied in the ordinary course of business and consistent with past practice;

                                        (k)     any cancellation of any
Liability owed to the Company by any other Person or any extinguishment of any Lien granted to the Company;

                                        (l)     any write-off or write-down of,
or any determination to write off or write down, the Assets of the Company or any portion thereof;

                                        (m)     any sale, transfer, or
conveyance of any investments, or any other Assets, of the Company except for obsolete equipment;

                                        (n)     any amendment, termination,
waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company;

                                        (o)     any transaction or arrangement
under which the Company paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets or any services to, (i) any Seller, (ii) any officer or director of the Company, or (iii) any business or other Person in which any Seller, the Company, any such officer or director, has any interest, except for payments of salaries, wages, and other employee benefits to officers or directors of the Company in the ordinary course of business and consistent with past practice and except for advances made to, or reimbursements of, officers or directors of the Company for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice;

                                        (p)     any amendment of, any failure
to perform any of its obligations under, any default under, any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract that involves or may reasonably be expected to involve the annual expenditure or receipt by the Company of any amount that has or may reasonably be expected to have a Material Adverse Effect;

                                        (q)     any amendment to the Articles
of Incorporation or By-laws of the Company;

                                        (r)     any expenditure or commitment
for additions to property, plant, equipment, or other tangible or intangible capital assets of the Company, which expenditure or commitment exceeds $1,000 individually or in the aggregate, except for additional office space and leasehold improvements in Ballston, Virginia;

                                        (s)     any agreement to take any of
the actions described in this Section 3.11 other than actions expressly permitted under this Section 3.11.

                          3.12.   Taxes; Allowable Cost Audits.

                              3.12.1.      All Tax Returns required to be filed
by or with respect to the Company have been duly and timely filed, and all such Tax Returns are true and complete in all respects. The Company (i) has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for the periods covered by such Tax Returns or (ii) has duly provided for all such Taxes in its Year End GAAP Financial Statements. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has made, or will make, sufficient current accruals for such Taxes in its Books and Records financial statements. The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties.

                              3.12.2.      There are no Liens with respect to
Taxes (except for Liens with respect to real property Taxes not yet due) upon any of the Assets of the Company. No assessment of Tax is proposed against the Company or any of its Assets.

                              3.12.3.      No Tax Return of the Company and of
each affiliated group (within the meaning of the Code) of which the Company is or has been a member has been audited or examined by the IRS (except for an examination of the 1992 return), and the normal three year statute of limitations for all periods through October 31, 1992 has expired. The state, local, and foreign Tax Returns of the Company (except for a few Maryland Personal Property returns which have been audited and examined) and of each affiliated, consolidated, combined, or unitary group of which the Company is or has been a member have not been audited or examined, and the normal three year statute of limitation for all applicable state, local, and foreign taxable periods through October 31, 1992 have expired. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, and no power of attorney granted by the Company with respect to Taxes is currently in force except as listed in Schedule 3.4.5. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign Law has been entered into by or with respect to the Company.

                              3.12.4.      No election under any of Sections
108, 168, 338, 441, 463, 472, 1017, 1033, or 4977 of the Code (or any
predecessor provisions) has been made or filed by or with respect to the Company. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Assets. None of the Assets of the Company is an asset or property that is or will be required to be treated as being (i) owned by any Person (other than the Company) pursuant to the provisions of Section 168(f)
(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

                              3.12.5.      The Company has not agreed to nor is
required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company. The IRS has not proposed any such adjustment or change in accounting method.

                              3.12.6.      The Company has not been nor is in
violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes. The Company has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                              3.12.7.      The Company is not a party to, is
not bound by, nor has any obligation under, any Tax sharing agreement or similar Contract.

                             3.12.8.       There is no Contract, agreement,
plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

                              3.12.9.      Neither Sellers nor the Company is a
"foreign person" within the meaning of Section 1445(b) (2) of the Code.

                              3.12.10.     Neither Sellers nor the Company has
filed with the IRS any request for a ruling with respect to the Company or any of the Company's Assets, services or products.

                              3.12.11.     There is no claim pending for a
refund or adjustment of any Taxes paid by the Company.

                              3.12.12.     To the extent required, all
allowable cost audits have been performed by the Defense Contract Audit Agency, in the case of contracts between the Company and the Department of Defense, and by such other similar audit agencies (the "Non-Defense Contract Audit Agencies") as are appropriate in the case of contracts between the Company and other governmental agencies, on all applicable contracts of the Company. All adjustments required by such audits have been made or are reflected in the Company's Financial Statements. All changes required in the indirect cost pools by the Defense Contract Audit Agency or the Non-Defense Contract Audit Agencies during any audit of the Company have been taken into account and resolved in the preparation of the Financial Statements of the Company. No adjustments will be required by the Defense Contract Audit Agency or the Non-Defense Contract Audit Agencies with regard to the allowable costs of the Company subsequent to the date through which allowable cost audits have been performed. The accounting practices and procedures of the Company comply in all respects and have complied at all times in the past in all respects with government cost accounting principles applicable to the Company and no cost attributable to any period prior to the Closing Date charged to any government contract to which the Company is a party will be disallowed. To the extent that adjustments are required or costs disallowed, indemnification will be governed by Section 10.1(h) hereof.

                                  For purposes of this Section 3.12, any
reference to the Company shall include any corporation which merged, or was liquidated with and into the Company.

                          3.13.   Litigation, Claims, and Investigations.

                              3.13.1.      Except as disclosed in Schedule
3.13, there are no lawsuits, claims, actions, arbitrations, proceedings or investigations pending, or threatened, as of the date of this Agreement, by or against or affecting the Company or any of its Assets, operations or businesses in which the Sellers or the Company are named as a party or otherwise directly, or to Seller's knowledge indirectly, involved. It is the opinion of the Company's Board of Directors that the Company is more likely than not to prevail on the claims disclosed in Schedule 3.13. If the Company does not prevail on such claims, the loss will not result in a Material Adverse Effect.

                              3.13.2.      Except as disclosed in Schedule
3.13, the Company is not subject to any writ, injunction, judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its Assets, operations or business in which the Sellers or the Company are named as a party or otherwise directly, or to Seller's knowledge indirectly, involved.

                              3.13.3.      Except as discussed in Schedule
3.13, since there is no action, suit, claim, investigation, arbitration, or proceeding pending, or threatened, in which the Sellers or the Company are named as a party or otherwise directly, or to Seller's knowledge indirectly, involved nor are Sellers or the Company aware of facts which could form the basis for such, which in any way challenges or could adversely affect the content or performance of this Agreement or the transactions contemplated hereby.

                              3.13.4.      The Company has been the subject of
(i) governmental investigations, audits, and reviews, and (ii) claims to, or by, a governmental agency which allege or seek to determine that the Company violated Laws, breached Contracts, and made false claims. All of the investigations, audits and reviews were in the normal course of business. There has never been any finding that the Company violated any laws, breached a contract or made a false claim.

                          3.14.   Compliance With Laws.

                              3.14.1       The Company is in compliance with
all Laws applicable to it or its Assets, operations or business.

                              3.14.2.      Neither Sellers nor the Company are
aware of facts which result or would result in the Company's being in violation of any Law.

                              3.14.3.      The Company has duly and validly
filed or caused to be filed all reports, statements, documents, registrations, filings, or submissions that were required by Law to be filed with any Person. All such filings complied with applicable Laws in all respects when filed, no deficiencies have been asserted by any Person with respect to any such filings, and such filings have been amended, revised or supplemented as required by applicable Laws.

                          3.15.   Employee and Labor Relations; Pension and
Benefit Plans; ERISA.

                              3.15.1.      Schedule 3.15.1 lists (i) all
"employee benefit plans," as defined in Section 3(3) of ERISA, and other employee benefit arrangements or payroll practices, including without limitation severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, and scholarship programs available to employees of the Company (all of the foregoing referred to herein as "Employee Benefit Plans"); (ii) all "employee pension plans," as defined in Section 3(2) of ERISA maintained by or the Company, or any ERISA Affiliate or to which the Company, or any ERISA Affiliate contributed or is obligated to contribute thereunder (all of the foregoing referred to herein as "Pension Plans"); (iii) all accumulated and outstanding funded and unfunded contributions required to be made by the Company, or an ERISA Affiliate for the Employee Benefit Plans and Pension Plans; and (iv) the Liabilities of the Company with respect to the Employee Benefit Plans and Pension Plans. None of the Employee Benefit Plans or Pension Plans is or has been subject to Section 4063 or 4064 of ERISA ("Multiple Employer Plans"). Except as disclosed in Schedule 3.15.1, neither the Company, nor any ERISA Affiliate, maintains or sponsors an Employee Benefit Plan or Pension Plan which covers or provides benefits to the current or former employees of the Company.

                              3.15.2.      Buyer will not have (i) any
obligation to make any contribution to any "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA ("Multiemployer Plan") or (ii) any withdrawal Liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not purchased the Common Stock from Sellers at the Closing in accordance with the terms of this Agreement.

                              3.15.3.      The Pension Plans intended to
qualify under Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any Liability, penalty, or Tax under ERISA or the Code.

                              3.15.4.      (i) All contributions required by
Law to have been made under any of the Employee Benefit Plans and Pension Plans which are defined benefit plans or money purchase pension plans (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension); (ii) no Lien in favor of such Employee Benefit Plans and Pension Plans has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA; and (iii) no accumulated funding deficiencies exist in any of the Pension Plans subject to Section 412 of the Code.

                              3.15.5.      There is no "amount of unfunded
benefit liabilities" as defined in Section 4001(a) (18) of ERISA in any of the respective Pension Plans which are subject to Title IV of ERISA. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and does not exceed the Assets of such Pension Plans.

                              3.15.6.      There has been no "reportable event"
as defined in Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring disclosure, under Sections 4041(c) (3)
(C) or 4063(a) of ERISA, except for the officer loans referred to in Section
3.15.12 which have been repaid.

                              3.15.7.      There is no violation of ERISA with
respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                              3.15.8.      True and complete copies of the
following documents with respect to each of the Employee Benefit Plans and Pension Plans have been delivered to Buyer by Sellers or the Company: (i) any plans and related trust documents, and amendments thereto, (ii) the most recent Forms 5500, (iii) the last IRS determination letter, (iv) summary plan descriptions, and (v) written communications to employees of the Company within the past twelve months except for annual participants' statements of account.

                              3.15.9.      There are no actions, suits,
investigations, arbitrations, or proceedings pending against any Employee Benefit Plan or Pension Plan, against the Assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any Employee Benefit Plan or Pension Plan with respect to the operation of such plans (other than routine benefit claims), and neither Sellers nor the Company is aware of any facts that could form the basis for any such action, suit, investigation, arbitration, or proceeding.

                              3.15.10.     All amendments and actions required
to bring the Employee Benefit Plans and Pension Plans into conformity in all respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken.

                              3.15.11.     Any bonding required with respect to
any Employee Benefit Plan or Pension Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                              3.15.12.     The Employee Benefit Plans and
Pension Plans have been maintained, in all respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Law, and neither Sellers, the Company, or any "party in interest" or any "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA or engaged in a similar transaction with respect to the Pension Plans, except for a prohibited transaction which occurred as a result of the S corporation election by the Company at a time when the shareholders had outstanding participant loans from their plans, which resulted in plan loans to Warren Vest and Joseph Kavanagh being treated as "prohibited transactions". These "prohibited transactions" were reported on Form 5330, and the amount of prohibited transaction excise tax on the loans ( less than $100.00) was paid. A copy of IRS Form 5330 has been provided to Buyer.

                              3.15.13.     Neither the Company, nor any ERISA
Affiliate has terminated any Pension Plan subject to Title IV or incurred any outstanding Liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans have been paid.

                              3.15.14.     Neither the Company nor any ERISA
Affiliate maintains retiree life and retiree health insurance plans which (i) are Employee Benefit Plans, (ii) are "welfare benefit plans" within the meaning of Section 3(1) of ERISA, and (iii) provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under COBRA and at the sole expense of the participant or the participant's beneficiary. Each of Sellers, the Company, and the ERISA Affiliates which maintains a "group health plan" within the meaning of Section 5000(b) (1) of the Code has complied with the notice and contin-uation requirements of the Code, COBRA, and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                              3.15.15.     Neither the Company, nor any ERISA
Affiliate has contributed or been obligated to contribute to a Multiemployer
Plan.

                             3.15.16.      Neither the Company, nor any ERISA
Affiliate has (i) withdrawn in a complete or partial withdrawal from any Multiemployer Plan, or (ii) incurred any Liability due to the termination or reorganization of a Multiemployer Plan.

                              3.15.17.     Neither the Company, any ERISA
Affiliate, nor any organization to which Sellers or Company are a successor or parent corporation (within the meaning of Section 4069(b) of ERISA) has engaged in any transaction within the meaning of Section 4069 of ERISA.

                              3.15.18.     No Liability under any Employee
Benefit Plan or Pension Plan has been funded or satisfied with the purchase of a Contract from an insurance company that is not rated "A (Excellent)" or better by A.M. Best Company, Inc.

                              3.15.19.     Neither the execution and delivery
of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of the Company (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                             3.15.20.      Neither Sellers nor the Company has
any Contract, plan, or commitment, whether legally binding or not, to create or service any additional Employee Benefit Plans or Pension Plans or to modify, maintain or service any existing Employee Benefit Plan or Pension Plan except that prior to entering into negotiations with Buyer, Company had, at the request of employees, considered and discussed with employees, the possibility of amending the profit sharing plan to contain a 401(k) deferral feature.

                              3.15.21.     No stock or other security issued by
the Company, or any ERISA Affiliate, forms or has formed a part of the Assets of any Employee Benefit Plan or Pension Plan.

                              3.15.22.     With respect to any period for which
any contribution or other payment to or in respect of any Employee Benefit Plan or Pension Plan is not yet due or owing, the Company has made due and sufficient current accruals for such contributions and other payments in accordance with GAAP, and such current accruals through June 30, 1996 are duly and fully provided for in the Financial Statements for the period then ended.

                              3.15.23.     Except as disclosed in Schedule
3.15.23, there is no employment retention, extension, continuation, commitment, or other similar Contract affecting any employee, officer, or director of the Company pursuant to which the Company has any Liability.

                              3.15.24.     No labor organization or group of
employees has been recognized or certified as representatives to the Company for any current or former employees of the Company. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving the Company pending with any labor organization or group of employees of the Company. There are no strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances, or other labor disputes pending or threatened in writing against or involving the Company.

                              3.15.25.     There has been no "mass layoff" or
"plant closing" as defined by WARN with respect to the Company within the six months prior to the date hereof or within the six months prior to the Closing Date.

                              3.15.26.     Except as disclosed in Schedule
3.15.26, the Company has not violated any provision of federal, state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any governmental, quasi-governmental or regulatory agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and/or arbitration awards relating to discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

                              3.15.27.     No present or former director,
officer, employee or agent of the Company has any claim against the Company (whether under federal, state, local or foreign law), under any employment agreement or otherwise, on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) that has been accrued in the ordinary course of business in accordance with existing policies and is reflected on the Company's most recent financial statement; or (iv) any violation of any statute, ordinance or regulation relating to payment of wages and fringe benefits, minimum wages or maximum work hours.

                              3.15.28.     Schedule 3.15.28 lists all current
employees of the Company as of July 16, 1996, which list includes the base salary and job title of each such employee.

                          3.16.   Assets.

                              3.16.1.       The Company has good and valid
title to all of its Assets free and clear of all Liens and claims except any inchoate liens for Taxes which are not due and payable. All Assets of the Company shown on the Balance Sheet, or any other balance sheet of the Company delivered to Buyer, are owned solely by the Company in fee simple unless otherwise noted on the balance sheet. The Company's title to its Assets will not be interrupted or adversely affected by the consummation of the transactions contemplated herein. Schedule 3.16.1 is a true and complete list of all personal property owned by the Company with an acquisition cost in excess of $1,500, and personal property leased by the Company.

                              3.16.2.      The Company does not own any real
property and has no interests in real property except for leasehold interests disclosed in Schedule 3.16.2. Schedule 3.16.2 contains a true and complete list and description of all real property owned or leased by the Company and identifies any base leases and reciprocal easement or operating agreements relating thereto. The Company has a good and valid leasehold interest in all real property disclosed in Schedule 3.16.2. The Company leases, or has a valid right under Contract to use, adequate means of ingress and egress to, from, and over all such real property leased.

                              3.16.3.      Except as set forth in Schedule
3.16.3, the Company owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under Contract to use, all tangible personal property that is used in the conduct of the business and operations of the Company, free and clear of all Liens and claims. All such tangible personal property of the Company has been maintained in all material respects in accordance with past practice of the Company. All such tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company is in all respects in the condition required of such property by the terms of the lease applicable thereto.

                              3.16.4.      The Company's Assets consist of the
assets reasonably necessary to enable it to continue to carry on its business as presently conducted.

                              3.16.5.      Intellectual Property.

                                        (a)     Set forth in Schedule 3.16.5 is
an accurate and complete listing and a summary description of all Intellectual Property Assets, including an indication of whether such Intellectual Property Assets are owned by the

Company, or a third party, and a listing of each license or other agreement or arrangement relating to any such Intellectual Property Asset to which Company is a party.

                                        (b)     The Intellectual Property
Assets set forth in Schedule 3.16.5 are all those necessary for the continued operation of the business of Company as conducted or proposed to be conducted as of the Closing Date.

                                        (c)     Except as set forth in Schedule
3.16.5, Company is the record owner of all right, title, and interest in and to each Intellectual Property Asset, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims, and has the right to use each Intellectual Property Asset without payment to a third party.

                                        (d)     Except as set forth in Schedule
3.16.5, the transactions contemplated hereby will not alter or impair the Company's ownership interest in or right to use any Intellectual Property Asset.

                                        (e)     The Intellectual Property
Assets do not infringe upon the proprietary rights of any other person or entity, whether or not registered, patented or copyrighted, except that there is a Vector Research Company, Inc. authorized to do business in Virginia and other jurisdictions and Vector Communications, Inc. holds the service mark for the name "Vector", used in designing telecommunications systems.

                                        (f)     The Company has no knowledge of
any infringement or improper use by any third party of any Intellectual Property Asset, nor has the Company instituted any action, suit or proceeding in which an act constituting an infringement of any Intellectual Property Asset was alleged to have been committed by a third party. Except as set forth in
Section 3.16.5(e) there are no claims threatened or pending with respect to the ownership, validity, enforceability or use of any Intellectual Property Asset nor is any Intellectual Property Asset subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope or use thereof.

                                        (g)     Except as set forth in Schedule
3.16.5, no Intellectual Property Asset, nor any application to register any Intellectual Property Asset, (i) has lapsed, expired, been abandoned, or been canceled within the past twelve (12) months, (ii) fails to comply with all legal requirements, including the payment of all filing, issue, renewal or maintenance fees and proofs of working or use, (iii) is subject to any such fees, taxes, proofs or actions falling due within ninety (90) days after the Closing Date, or (iv) is involved in any threatened or pending opposition, interference, or challenge to the ownership, validity, effectiveness or right to make, use, reproduce and/or sell any Intellectual Property Asset.

                                        (h)     Schedule 3.16.5 identifies (i)
the software, programs, computer databases and similar systems (collectively, the "Computer Systems") that are material to the conduct of the Company's business, (ii) whether such Computer Systems are owned or licensed by the Company and, (iii) if licensed, lists each license or other agreement pursuant to which Company uses such Computer Systems. The Company has all legal rights to use the Computer Systems as listed on Schedule 3.16.5 as they are currently being used, and will continue to have the legal right to use the Computer Systems in this manner following the consummation of the transactions contemplated hereby, without payment to a third party. The use of the Computer Systems does not infringe upon the rights of any other person or entity, nor has the Company received any notice of a claim of such infringement. Except as set forth in Schedule 3.16.5, there are no licenses, sublicenses or other agreements relating to the use of any other Computer Systems by the Company.

                                        (i)     There is no opinion of counsel
which has been obtained by Company or any Seller addressing patentability, validity, infringement, ownership, use or enforceability of any Intellectual Property Asset.


                          3.17.   Contracts.

                              3.17.1.       Schedules 3.17.1, 3.17.4, 3.15.1,
3.16.1, 3.16.2, 3.18, and 3.23 contain a list of all Contracts to which the Company is a party or which the Company is obligated to perform, or entitled to the benefit of, in whole or in part, except for three non-disclosure or confidentiality agreements with companies that expressed an interest in acquiring shares of the Company prior to May 31, 1996. The Company is not a party to or obligated to perform or entitled to the benefits of any unwritten agreements which could have a Material Adverse Effect.

                              3.17.2.      Every Contract to which the Company
is a party or which it is obligated to perform or entitled to the benefits of is in full force and effect and constitutes a legal, valid, binding, and enforceable obligation of each party thereto in accordance with its terms. Neither Sellers nor the Company has received any notice, whether written or oral, of termination or intention to terminate from any party to such Contracts. The Company has performed all material obligations required to be performed by it to date under such Contracts, it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, and neither Sellers nor the Company is aware that any other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as disclosed in
Schedule 3.17.2, there are no amendments or modifications to any of the Contracts, and there are no amendments or modifications being proposed or reviewed by the Company with respect to any of the Contracts.

                              3.17.3.      Schedule 3.17.3 contains a true and
complete list of all bids, proposals, and requests being reviewed or prepared by the Company with the intention of securing a Contract for the Company to provide goods or services.

                              3.17.4.      Schedule 3.17.4 contains a true and
complete list of all Contracts which were for goods or services to be provided to any governmental unit by the Company, except those contracts which are legally closed.

                              3.17.5.      The Company is not a party to nor
obligated to perform any Contract with any state, local, or federal or foreign governmental agency other than the Contracts set forth on Schedule 3.17.4.

                          3.18.   Operations Insurance.  Schedule 3.18 contains
a true and complete list (by company name and policy number) of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or Assets of the Company. All such insurance is in full force and effect and is with financially sound and reputable insurers and, in light of the business and operations of the Company, is in amounts and provides coverage that is reasonable and customary for Persons in similar businesses.

                          3.19.   Customer Accounts Receivable.

                              3.19.1.      All customer accounts receivable of
the Company, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business.
The Company billed accounts receivable as of July 24, 1996 are set forth on
Schedule 3.19.1. All customer accounts receivable reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet, and all customer accounts receivable acquired since the date of the Balance Sheet are and will be as of the Closing good and collectible at the aggregate recorded amounts thereof, net of any recorded applicable reserves for doubtful accounts. To the extent that any customer receivables are not good and collectible as provided herein, indemnification will be governed by Section 10.1(i) hereof.

                          3.20.   Unbilled Costs and Fees on Contracts.

                              3.20.1.      Schedule 3.20.1 hereto sets forth,
by contract, a true and correct list of all unbilled costs and fees on contracts as of June 30, 1996 (the "Unbilled Costs and Fees Schedule"), including on said Schedule 3.20.1 the period of performance of the work performed by the Company under each such contract but not yet billed as of the date hereof. The unbilled costs and fees on contracts of the Company, including, without limitation, those reflected in the Balance Sheet and
Schedule 3.20.1, constitute, or when billed will constitute, legal, valid, binding and enforceable claims arising from bona fide transactions in the ordinary course of business and upon the Company's standard terms of sale, and the unbilled costs and fees on contracts as of the date hereof are or, when billed, will be collectible in the ordinary course of business and are not subject to any counterclaims or setoffs. No reserves for doubtful accounts and allowances with respect to unbilled costs and fees on contracts set forth in the Balance Sheet or Schedule 3.20.1 have been established. To the extent that any unbilled costs and fees on contracts are not collectible as provided herein, indemnification will be governed by Section 10.1(i) hereof.

                              3.20.2.      Schedule 3.20.2 hereto sets forth
all contracts, negotiations and bids submitted as of the Schedule date for new jobs or work to be performed by the Company, the nature of such new work, and the names and addresses of the contracting or potential contracting parties.

                          3.21.   Licenses and Permits.  Schedule 3.21 sets
forth a true and complete list of all licenses, permits, environmental permits, franchises, approvals, exemptions, classifications, certificates, registrations, and similar documents or instruments (all of the foregoing are referred to herein as "Authorizations") issued or granted to the Company by local, state or federal governmental authorities or agencies that are required
of the Company for its business and operations   All Authorizations of the
Company are validly held by the Company and are valid, binding, and in full force and effect, and the Company has complied with all requirements in connection therewith, and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.21.1, no Authorizations which are required of the Company for its business and operations are held in the name of any Person other than the Company.

                          3.22.   Intercompany Liabilities.  Except as
disclosed in Schedule 3.22, neither Sellers nor any other Affiliate of the Company provide or cause to be provided to the Company any products, services, equipment, facilities, or similar items used or required by the Company for its business or operations, and (ii) there are no Liabilities between the Company and Sellers or any other Affiliate of the Company. Except as disclosed in
Schedule 3.22, the Company does not have any outstanding Contract or other arrangement with Sellers or any of its Affiliates which will continue in effect subsequent to the Closing.

                          3.23.   Bank Relationships.  Schedule 3.23 sets
forth (i) a true and complete list of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, savings, custodial, trading, trust, or other similar relationship, (ii) a true and complete list and description of each such account, box, and relationship and those persons authorized to sign thereon, and (iii) a true and complete list of all bank card, credit card, debit card and electronic funds transfer agreements to which the Company is a party or operating under.

                          3.24.   Corporate Name.  The Company has the
exclusive right to use its name as the name of a corporation in all jurisdictions disclosed in Schedule 3.24. The Company has received notice that Vector Communications, Inc. holds the service mark for the name Vector, used in designing telecommunications systems, and is not authorized to use the corporate name Vector Research Company, Inc. in Virginia. No Person is presently authorized by any Seller or the Company to use the name of the Company.

                          3.25.   Effect of Transaction.  No creditor,
employee, client or other customer or other Person having a material business relationship with the Company has informed any Seller that such Person intends to, because of the transactions contemplated by this Agreement, change the relationship in a way which would have a Material Adverse Effect.

                          3.26.   Books and Records.  The Books and Records of
the Company (i) have been consistently maintained, (ii) reflect all material transactions, relationships, and the condition of the Company and its Assets, business and operations, (iii) contain all of the information necessary to manage and operate the Company, and (iv) fairly present the condition of the Company and its operations.

                          3.27.   Disclosure.  No representation or warranty of
any Seller contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of any Seller to Buyer pursuant to this Agreement contains any untrue statement of a fact, or omits to state any fact necessary, in light of the circumstances under which it was or will be made., in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

                          3.28.   Environmental Matters.

                              3.28.1.      Except as set forth in Schedule
3.28, the Company is and always has been in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company of all Environmental Permits and other governmental authorizations and approvals required under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Hazardous Materials. Except as set forth in Schedule 3.28, neither the Company nor any Company subsidiary (nor any predecessor to the Company or a Company subsidiary) has received any written communication from a governmental, quasi- governmental or regulatory department or authority, citizens group or other third party alleging that the Company or any Company subsidiary or predecessor is not in compliance with or has violated any Environmental Laws.

                              3.28.2.      Except as set forth in Schedule
3.28, there is no Environmental Claim pending or threatened against the Company or pending or threatened against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually, by operation of law or otherwise.

                              3.28.3.      Except as set forth in Schedule
3.28, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Hazardous Materials that could form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually, by operation of law or otherwise.

                              3.28.4.      Without in any way limiting the
generality of the foregoing: (i) all on-site and off-site locations where the Company has stored, treated, disposed or arranged for the storage, treatment, or disposal of Hazardous Materials are identified in Schedule 3.28, including information with respect to whether any of these locations have been listed or identified for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Information System or any state or local inventory of hazardous sites, (ii) all current and former above-ground and underground storage tanks used for the storage of Hazardous Materials presently, and the capacity and contents of such tanks previously or presently located on property owned, occupied, leased or used by the Company are identified in Schedule 3.28, and (iii) except as set forth in Schedule 3.28, there is no asbestos contained in or forming part of any building, building component, equipment, structure or office space previously or presently owned, occupied, leased or used by the Company, which was installed by the Company which asbestos is friable, deteriorating or in need of removal or replacement for the purpose of human health.

                              3.28.5.      Except as set forth in Schedule
3.28, the Company has not engaged in or permitted any operations for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in, under or about any building, building component, equipment, structure or office space previously or presently owned, occupied, leased or used by the Company.

                              3.28.6.      The sale of the Company does not
require the advance notice to or prior approval, consent or permission of any federal, state or local agency, board, body or official.

                              3.28.7.      Except as set forth on Schedule
3.28, the Company does not own, control, or operate any above ground or below ground storage tanks or Hazardous Materials, or engage in any activity which requires an Environmental

Permit. Sellers have delivered to Buyer accurate and complete copies of all reports, audits or assessments ever received by Sellers or the Company regarding Hazardous Materials allegedly under the control of the Company or located at any locations where the Company conducts, or has conducted, its business.

                 4.       REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer hereby represents and warrants to Sellers as follows:

                          4.1.    Organization.  Buyer is a corporation duly
organized, validly existing, and in good standing under the Laws of the State of Connecticut and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Buyer is duly qualified or admitted to transact business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use, or leasing of its Assets or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted and in good standing, individually or in the aggregate with other such failures, does not have or cannot reasonably be expected to have a Material Adverse Effect.

                          4.2.    Authority.  The execution and delivery of
this Agreement by Buyer and the performance by Buyer of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid, and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

                          4.3.    No Conflicts or Violations.  The execution
and delivery of this Agreement by Buyer do not, and the performance by Buyer of its obligations under this Agreement will not:

                                        (a)     violate any Law or court or
governmental order applicable to Buyer;

                                        (b)     conflict with or result in a
violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles of incorporation or by-laws of Buyer; or

                                        (c)     require Buyer to obtain any
consent or approval, or make any filing (except as required by applicable securities Laws) with or give any notice to, any Person except (i) as contemplated in Section 6.1 or 6.2 hereof, (ii) as disclosed in writing to Sellers, or (iii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement.

                          4.4.    Litigation.  There are no actions, suits,
investigations, arbitrations, or proceedings pending, or (that Buyer is aware of) threatened, against Buyer, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement.

                          4.5.    Purchase for Investment.  The Common Stock of
the Company will be acquired by Buyer for its own account for the purpose of investment.
                          4.6     Due Diligence.  Buyer confirms that Sellers
and the Company have made available to Buyer the information described in
Schedule 4.6.


                 5.       COVENANTS OF SELLERS

                 Sellers covenant and agree with Buyer that, at all times between May 28, 1996 and the Closing Date, Sellers will comply with all covenants and provisions of this Section 5, except to the extent Buyer may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

                          5.1.    Contract and Regulatory Approvals.  Sellers
will take, and will cause the Company to take, (a) all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to provide all notices and to obtain as promptly as practicable all approvals and consents required of any Person under all Contracts to which the Company is a party (including without limitation all Contracts involving indebtedness of the Company) to consummate the transactions contemplated hereby, (b) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to obtain as promptly as practicable all approvals, authorizations, and clearances of governmental and regulatory authorities required of each Seller and the Company, to consummate the transactions contemplated hereby, (c) provide such other information and communications to such governmental and regulatory authorities as Buyer or such authorities may reasonably request, and (d) cooperate with Buyer in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other Persons required of Buyer to consummate the transactions contemplated hereby.

                          5.2.    Investigation by Buyer.  Sellers will
provide, and will cause the Company to provide, Buyer with all information and data (including without limitation copies of Contracts, Employee Benefit Plans, Pension Plans and other Books and Records) concerning the Assets, business and operations of the Company as Buyer may request in writing.

                          5.3.    No Negotiations.  Sellers will refrain and
will cause each Seller and each other Person acting for or on behalf of any Seller to refrain from taking, directly or indirectly, any action (a) to seek or encourage any offer (including in connection with any proposed public offering of securities) or proposal from any Person to acquire any Assets (other than in ordinary course of business and consistent with past practice) or shares of capital stock or other securities of the Company or any interests therein, (b) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with the Company, (c) to liquidate, dissolve, or reorganize the Company in any manner, (d) to acquire or transfer any Assets (other than in ordinary course of business and consistent with past practice) or shares of capital stock or other securities of the Company or any interests therein, except as contemplated by the terms of this Agreement, (e) to negotiate or reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, or reorganization, or (f) to furnish or cause to be furnished any information with respect to the Company to any Person (other than Buyer) that any Seller (or any Person acting for or on behalf of any Seller knows or has reason to believe is in the process of attempting or considering any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution, or reorganization. If any Seller receives from any Person (other than Buyer) any offer, proposal, or informational request that is subject to this Section 5.3, Sellers will promptly so advise Buyer, will promptly advise such Person by written notice of the terms of this Section 5.3, and will promptly deliver a copy of such notice to Buyer.

                          5.4.    Employee Matters.  Except as may be required
by Law, Sellers will refrain, and will cause the Company to refrain, from directly or indirectly:

                                        (a)     making any representation or
promise, oral or written, to any officer, director, or employee of the Company concerning any Employee Benefit Plan, Pension Plan, or the terms, or continuity, of employment after the Closing Date;

                                        (b)     paying, or agreeing to pay, to
Sellers any bonus or other payment of a similar nature, or any severance, termination, parachute or similar payment;

                                        (c)     making any change to, or
amending in any way, the Contracts, salaries, wages, or other compensation of any officer, director or employee of the Company other than changes or amendments that are made in the ordinary course of business and consistent with past practice;

                                        (d)     adopting, entering into,
amending, altering, or terminating, partially or completely, any Employee Benefit Plan or Pension Plan relating to or affecting any employee of the Company;

                                        (e)     approving any general or
company-wide pay increases for officers, directors or employees of the Company;

                                        (f)     entering into any Contract with
any officer, director or employee of the Company;

                                        (g)     assuming or entering into labor
or collective bargaining Contract;

                                        (h)     hiring, or promoting from
within, any officer or director;

                                        (i)     implementing a "mass layoff" or
"plant closing" as defined by WARN with respect to the Company.

                          5.5.    Participation in Benefit Plans.

                              5.5.1.       Except as otherwise provided in this
Section 5.5, Sellers will take, and will cause each ERISA Affiliate to take, such corporate and other action as is necessary with respect to any Employee Benefit Plan or Pension Plan (other than any such plan adopted, maintained, or sponsored by the Company) under which any present or former officer, director or employee of the Company ("Plan Participant") participates in any manner to terminate, as of the Closing Date, the participation thereunder by each Plan Participant except as to benefits applicable to events and employment occurring before the Closing Date.

                             5.5.2         Neither Buyer, the Company, nor any
of Buyer's Affiliates shall assume or be liable for any obligations under or with respect to any Employee Benefit Plan or Pension Plan, other than any such plan adopted, maintained, or sponsored by the Company, and then only to the extent disclosed in Schedule 5.5.2.

                          5.6.    No Charter Amendments.  Sellers will cause
the Company to refrain from amending its Articles of Incorporation or By-laws and from taking any action with respect to any such amendment.

                          5.7.    No Issuance of Securities.  Sellers will
cause the Company to refrain from authorizing or issuing any shares of its capital stock or other equity securities or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

                          5.8.    No Dividends.  Sellers will cause the Company
to refrain from declaring, setting aside, or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock, other than one or more distributions to shareholders of the Company subsequent to March 31, 1996 in an aggregate total amount of $640,000.

                          5.9.    No Disposal of Property.  Except as expressly
permitted in this Agreement, Sellers will cause the Company to refrain from (a) disposing of any Assets of the Company and from permitting any of such Assets to be subjected to any Liens, (b) selling any part of its operations or business to any Person, (c) entering into any Contracts obligating the Company to administer the operations of any Person other than the Company, and (d) entering into any Contracts permitting any Person other than the Company to administer the operations of the Company.

                          5.10.   No Breach or Default.  Sellers will cause the
Company to refrain from violating, breaching, or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time, or both) would constitute a violation, breach, or default, under any (i) applicable Law, or (ii) any term or provision of any Contract except the termination of line of credit disclosed on Schedule 3.23 to which the Company is a party or obligated to perform or entitled to benefits under or by which any of its Assets is or may be bound, which individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect.

                          5.11.   Indebtedness.  Except for payments made in
the ordinary course of business, Sellers will cause the Company to refrain from
(a) creating, incurring, assuming, guaranteeing, or otherwise becoming liable for any indebtedness, (b) cancelling, paying, agreeing to cancel or pay, or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to any Liability, and (c) waiving any right to receive any direct or indirect payment or other benefit under any Liability owing to it.

                          5.12.   No Acquisitions.  Sellers will cause the
Company to refrain from acquiring or agreeing to acquire any business or all or substantially all Assets or capital stock or other equity securities of any other Person or otherwise acquiring or agreeing to acquire control or ownership of any other Person.

                          5.13.   Resignations of Directors.  Sellers will
cause all members of the boards of directors and all officers of the Company to tender, effective at the Closing, their resignations from such boards of directors or from such offices.

                          5.14.   Tax Matters.  Sellers will refrain, and will
cause the Company to refrain from making, filing, or entering into (whether before or after the Closing) any election, consent, or agreement described in
Section 3.12 hereof with respect to the Company or any of its Assets. Sellers will refrain from making an election to reattribute any losses of the Company under Treasury Regulation Section 1.1502-20(g).

                          5.15.   Use of Name.  From and after the Closing
Date, Sellers will refrain from using in the conduct of their respective business, operations, or affairs the name Vector Research Company, Inc. or any derivation thereof or any other Trademark that is confusingly or deceptively similar thereto.

                          5.16.   Books and Records.  On the Closing Date,
Sellers will deliver to Buyer all Books and Records of the Company. If (at any time after the Closing) Sellers discover in their possession or under its control any other Books and Records of the Company, Sellers will forthwith deliver such Books and Records to Buyer. All deliveries to Buyer will be at the Company's place of business.

                          5.17.   Notice and Cure.  Sellers will notify Buyer
promptly in writing of, and contemporaneously will provide Buyer with true and complete copies of any and all information or documents relating to, any event, transaction, or circumstance occurring before or after the date hereof that causes or will cause any agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement. Sellers will use all commercially reasonable efforts to cure any such breach or misrepresentation before the Closing Date.

                          5.18.   Net Worth.  Sellers will cause the Company to
have a Net Worth of at least $2,472,109 immediately prior to the Closing being the net worth of the Company set forth on its March 31, 1996 balance sheet, as reduced by the $640,000 distributed to the Company's shareholders.

                          5.19.   Closing Financial Statements.  Sellers will
use their best efforts to cause Deloitte & Touche LLP to prepare audited financial statements of the type described in Section 3.9.1 as of the Closing Date.

                 6.       COVENANTS OF BUYER

                 Buyer covenants and agrees with Sellers that, at all times before the Closing, Buyer will comply with all covenants and provisions of this
Section 6, except to the extent Sellers may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

                          6.1.    Regulatory Approvals.  Buyer will (a) take
all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to obtain as promptly as practicable all approvals, authorizations, and clearances of governmental authorities required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such governmental authorities as Sellers or such authorities may reasonably request, and (c) cooperate with Sellers and the Company in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental authorities required of Sellers or the Company to consummate the transactions contemplated hereby.

                          6.2.    Notice and Cure.  Buyer will notify Sellers
promptly in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, any event, transaction, or circumstance occurring before or after the date hereof that causes or will cause any agreement of Buyer under this Agreement to be breached or that renders or will render untrue any representation or warranty of Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Buyer will use all commercially reasonable efforts to cure any such breach or misrepresentation before the Closing Date.

                 7.       CONDITIONS TO OBLIGATIONS OF BUYER

                 The obligations of Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer). Each Seller will use all commercially reasonable efforts to (a) fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has control, and (b) cause the representations and warranties made by Sellers and the Company in this Agreement to be true at all times before the Closing Date.

                          7.1.    Representations and Warranties.  The
representations and warranties made by each Seller in this Agreement, and in the certificates delivered by such Seller pursuant to this Agreement, shall be true as of the date hereof and shall be true in all respects on and as of the Closing Date as though such representations, warranties, and statements were made on and as of the Closing Date.

                          7.2.    Performance.  Each Seller shall have
performed and complied in all respects with all agreements and conditions required by this Agreement to be so performed or complied with by such Seller at or before the Closing.

                          7.3.    Officer's Certificates.  The Company shall
have delivered to Buyer a certificate of an officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, and 7.12 hereof. In addition, the
Company shall have delivered to Buyer a certificate, dated the Closing Date and executed by the President of the Company, certifying that the Company has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the board of directors of the Company with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

                          7.4.    No Injunction.  There shall not be in effect
on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental agency restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                          7.5.    No Proceeding or Litigation.  There shall not
be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental authority, or other Person in which the Sellers or the Company are named as a party or otherwise directly or indirectly involved to (a) restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or (b) recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation of the transactions contemplated hereby.

                          7.6.    Consents and Authorizations .

                                  7.6.1.   All orders, consents, permits,
authorizations, approvals, and waivers of every Person disclosed pursuant to
Section 4.3(c) hereof and necessary to permit Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                                  7.6.2.  All orders, consents, permits,
authorizations, approvals, and waivers of every Person disclosed in Schedule
3.1.3 and such others as are necessary to permit each Seller to perform his obligations under this Agreement and to consummate the transactions contemplated hereby and to enable the Company to continue to conduct its business without any interruption on or after the Closing shall have been obtained and shall be in full force and effect.

                          7.7.    No Adverse Change.  Since October 31, 1995,
there shall not have been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect.

                          7.8.    Opinion of Counsel.  Sellers shall have
delivered to Buyer the opinion, dated the Closing Date, of Pasternak & Fidis, P.A., as counsel to Sellers, to the effect set forth in Exhibit B hereto.

                          7.9.    Due Diligence.  Buyer shall have completed to
its satisfaction its due diligence review of the business and operations of the Company.

                          7.10.   Stock Certificates.  Sellers shall have
delivered to Buyer one or more stock certificates representing all of the Common Stock, endorsed by the appropriate Seller and accompanied by stock powers executed in blank.

                          7.11.   Access to Assets.  Immediately upon the
completion of the Closing, Buyer shall be entitled to unrestricted and unconditional control of and access to the Company and its Assets.

                          7.12.   Net Worth.  The Company shall have a Net
Worth of at least $2,472,109 on the Closing Date.

                          7.13.   CPA Consents.  Buyers shall have received the
verbal consent of Deloitte & Touche LLP to the use of their report on prior years of the Company's audited financial statements in the Form 8-K filing with the U.S. Securities and Exchange Commission.

                 8.       CONDITIONS TO OBLIGATIONS OF SELLERS

                 The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers). Buyer will use all commercially reasonable efforts to (a) fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has control, and (b) cause the representations and warranties made by Buyer in this Agreement to be true at all times before the Closing Date.

                          8.1.    Representations and Warranties.  The
representations and warranties made by Buyer in this Agreement shall be true in all respects as of the date hereof and shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                          8.2.    Performance.  Buyer shall have performed and
complied in all respects with all agreements and conditions required by this Agreement to be so performed or complied with by Buyer at or before the Closing.

                          8.3.    Officer's Certificates.  Buyer shall have
delivered to Sellers a certificate of an officer of Buyer, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 8.1, 8.2, 8.4, 8.5, and 8.6 hereof. In addition, Buyer shall have delivered to Sellers a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Buyer, certifying that Buyer has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement.

                          8.4.    No Injunction.  There shall not be in effect
on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental agency restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                          8.5.    No Proceeding or Litigation.  There shall not
be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental authority, or other Person to (a) restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or (b) recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation of the transactions contemplated hereby.

                          8.6.    Consents and Authorizations.

                              8.6.1.       All orders, consents, permits,
authorizations, approvals, and waivers of every governmental authority disclosed pursuant to Section 3.21 hereof and necessary to permit Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                              8.6.2.       All orders, consents, permits,
authorizations, approvals, and waivers of every governmental authority disclosed pursuant to Section 4.3 hereof and necessary to permit Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                 9.       SURVIVAL OF PROVISIONS

                          9.1     Survival.  All representations, warranties,
covenants and agreements made by any party to this Agreement hereto,including without limitation all representations, warranties, covenants and agreements made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing as follows:

                                  (a)      in the case of the representations,
warranties, covenants and agreements of the Sellers pertaining to any matter subject to, covered by or relating to any audit by the Defense Contract Audit Agency or any Non-Defense Contract Audit Agencies with respect to liabilities attributable to periods prior to the Closing, including, without limitation, those set forth in Section 3.12 hereof, the earlier of (i) four years or (ii) until and through the date of completion of the Defense Contact Audit Agency and the Non-Defense Contract Audit Agencies audits of the Corporation for the fiscal periods ending before or on the Closing Date (the "Government Contract Audit Survival Date");

                                  (b)      in the case of any and all
representations, warranties, covenants and agreements of the Sellers pertaining to any tax matters, including, without limitation, those set forth in Section 3.12 hereof, until and through the expiration of the applicable tax statute of limitations computed without reference to extensions, except extensions consented to by the Sellers (the "Tax Survival Date");

                                  (c)      in the case of any and all covenants
of the Buyer pertaining to any tax matters, including, without limitation, those set forth in Section 2.3.1 hereof, until and through the expiration of the applicable tax statute of limitations computed without reference to extensions, except extensions consented to by the Buyer (the "Tax Survival Date").

                                  (d)      in the case of any and all other
representations, warranties, covenants and agreements in this agreement, until the second anniversary of the Closing Date (the "General Survival Date"); and


                          9.2.    Pursuit of Claims.  Notwithstanding the
foregoing, any representation, warranty, or agreement made by Sellers or Buyer as to which a bona-fide claim for indemnification has been asserted in accordance with Section 10 hereof during the applicable survival period set forth in Section 9.1 or 9.2 hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such survival period until such claim is resolved by arbitration or by settlement.

                 10.      INDEMNIFICATION

                          10.1.1. Indemnification by Sellers.  Subject to the
provisions of Sections 10.3 and Section 9 hereof, Sellers jointly and severally will indemnify and hold harmless each Buyer Party (whether or not such Buyer Party owns any Common Stock of the Company) in respect of any and all Damages resulting from or relating to each of the following:

                                        (a)     any breach by Sellers of any
representation, warranty, covenant or agreement made by Sellers in this Agreement, or in any certificate delivered by Sellers in connection with this Agreement or the failure by Sellers to meet any condition in Section 7 hereof;

                                        (b)     any liability related to any
Employee Benefit Plan or Pension Plan, or ERISA-related matters which arose out of an event occurring prior to the Closing Date or the severance of any employees of the Company before the Closing Date other than the termination of Hilda P. Ellis;

                                        (c)     the employment (including the
initial hiring and all terms, conditions, and events relating to the ongoing employment) or termination of employment (including constructive termination) by Sellers or the Company of any individual (including without limitation any current or former employee of the Company) attributable to any action or inaction occurring before the Closing;

                                        (d)     any claim by any current or
former employee of the Company for any type of benefits under any Law, including without limitation workers' compensation, unemployment, temporary disability, and social security, that is based on employment by the Company before the Closing;

                                        (e)     any Liability of the Company
incurred prior to the Closing which was not disclosed to Buyer pursuant to
Section 3 hereof if such disclosure was required to be disclosed pursuant thereto;

                                        (f)     any Liability of the Company
for Taxes or Environmental Claims related to any period ending on or before the Closing Date;

                                        (g)     any federal or state income
taxes arising by reason of the Company not qualifying as an "S" Corporation for periods beginning on November 1, 1992 and ending on or before the Closing Date;

                                        (h)     in the event that any
adjustment is required by the Defense Contract Audit Agency or the Non-Defense Contract Audit Agencies with regard to the allowable costs of the Company subsequent to the date through which allowable cost audits have been performed or that any cost attributable to any period prior to the Closing Date charged to any government contract to which the Company is a party be disallowed; provided, however, that Sellers shall have no liability for the first $15,000 of such amounts; and that the Buyer shall accept one-third and the Sellers shall have two-thirds of the liability for the next $35,000 of such amounts; and the Sellers shall have sole liability for all of such amounts in excess of $50,000, in each case calculated without regard to any reserves of the Company on its financial statements relating to such items or the Company's interest in Allmerica Financial Corporation; and further provided that the above dollar limits shall apply to adjustments for allowable costs for each individual fiscal year; and


                                        (i)      in the event that any customer
accounts receivable of the Company, which are the subject of Sections 3.19 and
3.20 hereof, are not collected at the aggregate recorded amounts thereof or that the unbilled costs and fees on contracts, are not collected in the ordinary course of business, or are or become subject to any counterclaims; provided, however, that Sellers shall have no liability for the first $30,000 of such amounts; and that the Buyer shall accept one-third and the Sellers shall have two-thirds of the liability for the next $60,000 of such amounts; and the Sellers shall have sole liability for all of such amounts in excess of $90,000, except where Buyer elects not to pursue an otherwise collectible receivable.

                              10.1.2.      Indemnification by Buyer.  Subject
to the provisions of Sections 10.3 and Section 9 hereof, Buyer will indemnify and hold harmless each Seller in respect of any and all Damages resulting from or relating to any breach by Buyer of any representation, warranty, or agreement made by Buyer in this Agreement or in any certificate delivered by Buyer in connection with this Agreement or the failure by Buyer to meet any condition in
Section 8 hereof.

                              10.1.3.      Basket.  Sellers shall not be
required to indemnify Buyer pursuant to Section 10.1.1 with respect to Non Material Events unless and until the aggregate amount of the Damages suffered or incurred by Buyer from all Non Material Events exceeds $50,000 (the "Basket"). In that event, Buyer shall accept one-third and the Sellers shall have two-thirds of the liability for the next $80,000 of Damages arising from Non Material Events, and the Sellers shall have sole liability for all of the Damages arising from Non Material Events amounts in excess of $130,000, in each case calculated without regard to any reserves of the Company on its financial statements relating to such items.

                              10.1.4.      Non-Basket.  The Damages under the
following sections shall not be included in the calculation of the Basket:

                                        (a)     Claims arising from or related
to Defense Contract Audit Agency or Non Defense Contract Audit Agencies - related Liabilities for which Buyer is entitled to indemnification under
Section 10.1(h); and

                                        (b)     Claims with respect to the
accounts receivable and unbilled costs and fees on contracts for which Buyer is entitled to indemnification under Section 10.1(i).

                          10.2.   Indemnification Procedures.

                              10.2.1.      If an Indemnitee becomes aware of
any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves (i) any claim made against the Indemnitee by any Person or entity other than a Buyer Party or a Seller or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the Indemnitee by any Person other than a Buyer Party or a Seller the Indemnitee will give the Indemnifying Party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will (i) provide (with reasonable specificity) the basis on which indemnification is being asserted,
(ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted, if known, and (iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on the Indemnitee. The failure to provide the notice promptly will not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent of any Damages that would not have been incurred if the notice had been given promptly.

                              10.2.2.      The Indemnifying Party will have a
period of 30 days after the delivery of each notice required by Section 10.2.1 hereof during which to respond to such notice. If the Indemnifying Party elects to defend the claim described in such notice or does not respond within such 30-day period, the Indemnifying Party will be obligated to settle or defend such claim, at its own expense and by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying Party responds within such 30-day period and elects not to defend such claim, the Indemnitee will be free to settle or defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable Law. The Indemnitee's settlement or defense will not relieve the Indemnifying Party of its obligations under this Section 10.

                              10.2.3.      Any settlement of any claim (whether
defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party (which consent will not be unreasonably withheld). If, however, the Indemnitee refuses to consent to a reasonable and bona fide offer of settlement that the Indemnifying Party desires to accept, the Indemnitee may continue to pursue such claim, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee for the period continued by the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee will equal the amount of the offer of settlement that the Indemnifying Party desired to accept, plus the reasonable out-of-pocket expenses (except for expenses resulting from the Indemnitee's participation in any defense controlled by the Indemnifying Party) and other Damages incurred by the Indemnitee before the Indemnitee refused to accept the offer of settlement and any Damages incurred after the refusal to the extent they would have been covered by the indemnification in this Section 10 if the Indemnitee had not refused to accept the settlement.

                              10.2.4.      If an Indemnitee becomes aware of
any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves a claim or proceeding made by any Buyer Party or Seller against the Indemnitee, the Indemnitee will give the Indemnifying Party prompt written notice of such claim. Such notice will (i) provide (with reasonable specificity) the basis for which indemnification is being asserted and (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted. The failure to provide the notice promptly will not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent any Damages that would not have been incurred if the notice had been given promptly. The Indemnifying Party will have a period of 30 days after the delivery of each notice required by this Section 10.2 during which to respond to such notice. If the Indemnifying Party accepts (in writing) full responsibility for the claim described in such notice, the actual or estimated amount of Damages reflected in such notice will be conclusively deemed a Liability that the Indemnifying Party owes, and will pay (in cash) upon demand, to the Indemnitee. If the Indemnifying Party has disputed such claim or does not respond within such 30-day period, the Indemnifying

Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, either the Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes. If the Indemnifying Party does not respond within 30 days after delivery of any claim notice required by this Section 10.2, the Indemnitee may initiate litigation to resolve such claim.

                              10.2.5.      The consummation of the transactions
contemplated hereby will not result in an estoppel or waiver, except to the extent provided by Section 12.10 hereof, of the right of either Sellers or Buyer to indemnification under this Section 10.

                          10.3.   Procedures Relating to Tax Indemnification.
If a claim shall be made by any taxing authority, which, if successful, might result in an indemnifying payment to Buyer or or one of its Affiliates or to Sellers pursuant to Section 10.1 or Section 10.2, the party receiving notice of such claim shall promptly notify the other party in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to the Indemnifying Party promptly after receipt of correspondence from any taxing authority requesting audit adjustments, or in reasonable detail to apprise the Indemnifying Party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, such failure to provide notice promptly will relieve the Indemnifying Party of its obligations under this
Section 10.3. except and to the extent that the failure to timely notify actually prejudices the Indemnifying Party's ability to contest such Tax Claim.

                          With respect to any Tax Claim, the Indemnifying Party
shall control all proceedings taken solely in connection with such Tax Claim (including, without limitation, selection of and payment for counsel reasonably acceptable to Indemnitee) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that if (i) the results of such proceedings, suit, contest, claim, hearing, compromise or proposed settlement could reasonably be expected to have a Material Adverse Effect on the assets, business, operations or financial condition of Buyer or any of its Affiliates, the Company or their ability to treat any income or losses in a particular manner for tax calculation purposes for taxable periods ending after the Closing Date or (ii) any such proceedings, suit, contest, claim, hearing, compromise or proposed settlement or procedure involves Taxes other than Taxes subject to indemnification, the parties hereto shall consult and mutually agree on a reasonable good faith basis upon all aspects of the conduct of such matters. The Indemnitee, the Company, and the Indemnifying Party shall cooperate in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon Seller's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                          In no case shall the Indemnitee or the Company settle
or otherwise compromise any Tax Claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld.

                          10.4.   Indemnification Payments.  Sellers and Buyer
agree that any payment required to be made under Section 10 will be paid within thirty days after request. Any payment required to be made by Sellers will be made first from the amounts escrowed by Sellers with the Escrow Agent and Buyer will give written instruction to the Escrow Agent to make such payment to Buyer as provided in the Escrow Agreement.

                          10.5.   Dollar Limitation.  Sellers and Buyer agree
that the aggregate of all payments required to be made under Section 10 by each of the Sellers shall not exceed the Purchase Price received by such Seller under Section 2 hereof. Notwithstanding the joint and several liability of the Sellers under this Section 10, in the event that indemnification claims are made in excess of the amount escrowed under Section 2.2.2 hereof, then in such event, each Seller shall only be liable under this Section 10 for fifty percent (50%) of the amount of claims asserted by Buyer under this Section 10.

                 11.      TERMINATION

                          11.1.   Termination.  Without limiting the rights or
remedies that any party hereto may otherwise have, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                                        (a)     at any time before the Closing,
by written agreement of Sellers and Buyer;

                                        (b)     at any time after July 31,
1996, by Sellers or Buyer if the transactions contemplated by this Agreement have not been consummated on or before such date, by the party electing by written notice to terminate pursuant to this Section 11.1(b); or

                                        (c)     at any time before the Closing
by Sellers or Buyer if the other party has breached this Agreement, by the nonbreaching party electing by written notice to terminate pursuant to this
Section 11.1(c).

                          11.2.   Effect of Termination.  If this Agreement is
validly terminated pursuant to Section 11.1 hereof, (a) the obligation of Buyer to purchase, and the obligation of Sellers to sell, the Common Stock will terminate, (b) the provisions of Sections 12.5, 12.7, and 12.8 hereof will continue to apply following any such termination, and (c) no party hereto will be relieved of any Liability for Damages that such party may have to the other party by reason of such party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

                 12.      MISCELLANEOUS

                          12.1.   Section 338(h)(10) Election.

                              12.1.1       Buyer shall file an election under
Section 338(h)(10) of the Code and under any comparable provisions of state, local, or foreign Law prior to March 15, 1997 with respect to the purchase of the Common Stock (collectively the "Election"). Sellers shall join in the Election. Sellers and Buyer shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election, including the reasonable determination by Buyer of the fair market value of the Assets of the Company and the allocation of the deemed purchase price of the Assets of the Company within the meaning of
Section 338(h)(10) of the Code, as applicable, and the Treasury Regulations promulgated thereunder.

                              12.1.2.      Buyer shall be responsible for the
preparation and filing of all forms and documents required in connection with the Election. On the Closing Date, Sellers shall execute five copies of Form 8023 provided by Buyer. Buyer shall provide Sellers with copies of (i) any necessary corrections, amendments, or supplements to such Form 8023, (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and (iii) any comparable forms and attachments with respect to any applicable state, foreign, or local elections being made pursuant to the Election. Sellers shall execute and deliver to Buyer within 15 days of receipt of the Election such documents or forms as are required by any Tax Laws to complete properly the Election. Sellers and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Sellers or Buyer in order to timely file the Election and any other required statements or schedules. Sellers shall promptly execute and deliver to Buyer any amendments made to Form 8023 (and any comparable state, local and foreign forms) subsequent to the filing of the Election and any attachments which are required to be filed under applicable Law.

                              12.1.3.       Sellers shall comply with all of the
requirements of Section 338(h)(10) of the Code, as applicable, and the Treasury Regulations thereunder. Sellers shall take no action which is inconsistent with the requirements for filing the Election under the Code and the applicable Treasury Regulations.

                              12.1.4.      To the extent permitted by state and
local Laws, the principles and procedures of this Section 12.1 shall also apply with respect to a Section 338(h)(10) election or equivalent or comparable provision under state, local, or foreign Law, including, without limitation an election under Section 338(g) of the Code or equivalent or comparable provision under state, local, or foreign Law. Sellers covenant and agree that to the extent that an election similar to a Section 338(h)(10) election under the Code is optional under any state, local, or foreign Law, Sellers shall join in any such election as designated by Buyer in the Election Notice.

                              12.1.5.      Any refund of Taxes or carryback or
carryforward benefits applicable to Taxes paid or payable by the Company shall belong to the Company or Buyer after the Closing regardless of the time period to which they relate.

                          12.2.   Notices.  Any notice or other communication
given pursuant to this Agreement must be in writing and (a) delivered personally (with receipt confirmed) (b) delivered by overnight delivery service (with return receipt requested) or (c) sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

                             If to Buyer:

                             Analysis & Technology, Inc.
                             Route 2, P.O. Box 220
                             North Stonington, CT
                             Attention: David M. Nolf

                             With copy to:

                             Cummings & Lockwood
                             CityPlace I
                             185 Asylum Street
                             Hartford, Connecticut 06103
                             Attention:  James I. Lotstein

                             If to Sellers:

                             C. Warren Vest
                             6409 Autumn Sky Way
                             Columbia, MD  21044

                             Joseph T. Kavanagh
                             2 Meadowcroft Court
                             Gaithersburg, MD  20879

                              With copy to:

                              N. Alfred Pasternak, Esq.
                              Pasternak & Fidis, P.A.
                              Suite 800
                              4800 Montgomery Lane
                              Bethesda, Maryland  20814-5341

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 12.3 will (a) if delivered personally or by overnight express, be deemed given upon delivery; (b) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (c) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                          12.3.   Covenant Not To Compete; Etc.

                                        (a)     In further consideration of
Buyer's willingness to enter into this Agreement and perform its obligations hereunder, from and after the date hereof, no Seller shall divulge, furnish or make available to anyone (other than Buyer) any knowledge or information with respect to confidential or secret methods, techniques, research, trade secrets, inventions, procedures, processes, plans or materials of the Company or Buyer, or with respect to any other confidential, secret or proprietary aspects of the business of the Company or Buyer, including, without limitation, information concerning the new business opportunities being considered by the Company or Buyer. In addition, from and after the date hereof, no Seller shall, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other business organization for a period of three years following the Closing Date: (i) take any action which will diminish the goodwill existing in relationships between the Company, or its successors including the Buyer, and any of its customers or employees; (ii) interfere in any way with contracts between the Company, or its successors including the Buyer, and other parties; (iii) endeavor to entice away from the Company, or its successors including the Buyer any person who is employed by or retained by the Company, or its successors including the Buyer.

                                        (b)     If any Seller is in default of
any of the provisions of this Section 12 at a time when Buyer is required to pay the Escrow Amount to the Escrow Agent as contemplated by Section 2.2.2 hereof, Buyer shall be entitled to suspend payment immediately of any amounts payable to such Escrow Agent pursuant to said Section until the default is resolved by cure, injunction and/or payment of damages and shall be entitled to offset any damages sustained as a result of the default from the amounts otherwise payable to such Escrow Agent.

                                        (c)     If any arbitrator or any court
of competent jurisdiction shall determine that any covenant or agreement contained in this Section 12 is unenforceable as to the duration of time stated, it may determine the rights of the parties hereunder on the balance of such time duration which said court determines to be just and equitable under the circumstances.

                          12.4.   Entire Agreement.  Except for documents
executed by Sellers or Buyer pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                          12.5.   Expenses.  Except as otherwise expressly
provided in this Agreement (including without limitation as provided in Section 10 hereof), each of Sellers and Buyer will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby except as provided in Section 12.5.1 and 12.5.2.

                                  12.5.1.  Buyer will assume responsibility for
and pay the reasonable fees and related costs of the Sellers' attorneys in connection with the preparation of this Agreement and consummation of the transactions contemplated herein, provided the Closing Date is on or before July 31, 1996.

                                  12.5.2.  Buyer will assume responsibility
for, and have the Company pay, the reasonable accounting fees and related expenses of the Company's certified public accountants for the preparation of the Company's final federal income tax return, together with such other accounting and tax services for the Sellers and Company which are incident to the preparation of this Agreement and the transactions contemplated herein.

                          12.6.   Public Announcements.  At all times at or
before the Closing, Sellers and Buyer will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If Sellers and Buyer are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or appropriate to discharge such party's disclosure obligations, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 12.6 may be disclosed or otherwise provided by Sellers or Buyer to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

                          12.7.   Confidentiality.  Each of Buyer and Sellers
will refrain, and will cause its respective officers, directors, employees and agents to refrain, from disclosing to any other Person any confidential documents or confidential information concerning the other party hereto furnished to it in connection with this Agreement or the transactions contemplated hereby, and Sellers will refrain, and will cause its respective officers, directors, employees and agents, to refrain, from disclosing to any Person any confidential documents or confidential information concerning the Company unless (i) such disclosure is compelled by judicial or administrative process or by other requirements of Law and notice of such disclosure is furnished in advance to such other party hereto; (ii) either party hereto deems it advisable (upon advice of such party's legal counsel) to disclose any such confidential documents or information in connection with the requirements of any securities Law; or (iii) such confidential documents or information can be shown to have been (A) previously known by the party hereto receiving such documents or information, (B) in the public domain through no fault of such receiving party, or (C) later acquired by such receiving party from other public sources.

                          12.8.   Brokers.  Sellers will indemnify and hold
harmless each Buyer Party in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Sellers or the Company) claiming to have been engaged by Sellers or the Company in connection with the transactions contemplated by this Agreement, and Sellers will bear the cost of the reasonable out-of-pocket expenses incurred by each Buyer Party in investigating, defending against, or appealing any such claim or demand. Buyer will indemnify and hold harmless each Seller in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Buyer) claiming to have been engaged by Buyer in connection with the transactions contemplated by this Agreement, and Buyer will bear the cost of the reasonable out-of-pocket expenses incurred by each Seller in investigating, defending against, or appealing any such claim or demand.

                          12.9.   Further Assurances.  Sellers and Buyer agree
that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate with each other to effect the orderly transition of the business and operations of the Company. Without limiting the generality of the foregoing, (a) Sellers will provide representatives of Buyer reasonable access to all Books and Records of Company reasonably requested by Buyer in the preparation of any post-Closing financial statements, reports, or Tax Returns of the Company; (b) Warren Vest will provide such support as may reasonably be required for the orderly novation of contracts; and (b) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof.
Buyer agrees to retain all Books and Records existing as of the Closing Date that relate to the Company for six years from the date of such books and records.

                          12.10.    Waiver.  Any term or condition of this
Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an officer of such party of the rank of Senior Vice President or higher. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

                          12.11.    Amendment.  This Agreement may be modified
or amended only by a writing duly executed by or on behalf of Sellers and Buyer.

                          12.12.    Counterparts.  This Agreement may be
executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

                          12.13.     No Third-Party Beneficiary.  The terms and
provisions of this Agreement are intended solely for the benefit of Sellers Buyer each Buyer Party, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                          12.14.    Governing Law.  This Agreement will be
governed by and construed and enforced in accordance with the Laws of the State of Connecticut (without regard to the principles of conflict of laws) applicable to a Contract executed and performable in such state.

                          12.15.    Binding Effect.  This Agreement is binding
upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

                          12.16.    No Assignment.  Neither this Agreement nor
any right or obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein and that Buyer may assign all or any part of its rights or obligations hereunder to one or more of its Affiliates without the consent of Sellers; provided, however, that upon such assignment, Buyer will not be deemed to be released from any of its obligations hereunder.

                          12.17.    Severability.  If any provision of this
Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers and Buyer will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this

Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

                          12.18    Arbitration.  Whenever there is any
controversy arising out of this Agreement, including a claim for indemnification pursuant to Section 10 hereof, in the event the Buyer and the Sellers fail to agree as to the existence and/or amount of the indemnifiable loss claimed within 30 days of receipt of written notice of such claim, such dispute shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators (one of whom shall be selected by the Buyer, one of whom shall be selected by the Sellers and one of whom shall be selected by the two arbitrators selected as aforesaid, in each case from the lists of arbitrators of the American Arbitration Association). Any award rendered by such panel shall be final and binding on the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction. The location of the arbitration proceedings contemplated hereby shall be Washington D.C.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above by the duly authorized officers of the Company, Sellers and Buyer.

                          ANALYSIS & TECHNOLOGY, INC.


                                     By: /s/ GARY P. BENNETT
                                         -----------------------
                                         Gary P. Bennett
                                         Its President and
                                         Chief Executive Officer



                                         /s/ C. WARREN VEST
                                         -----------------------
                                         C. Warren Vest



                                         /s/ JOSEPH T. KAVANAGH
                                         -----------------------
                                         Joseph T. Kavanagh



                         VECTOR RESEARCH COMPANY, INC.


                                      By:
                                         /s/ C. WARREN VEST
                                         -----------------------
                                         C. Warren Vest
                                         Its President

                                  EXHIBIT LIST


      Exhibit A                 Form of Escrow Agreement (2.2.2)

      Exhibit B                 Form of Opinion of Counsel to Seller (7.9)

                                ESCROW AGREEMENT


                 This ESCROW AGREEMENT (the "Agreement"), dated as of July 26, 1996 (the "Closing Date"), ANALYSIS & TECHNOLOGY, INC., a Connecticut corporation ("Buyer"), C. WARREN VEST ("Vest") and JOSEPH T. KAVANAGH, ("Kavanagh") residents of Maryland (collectively "Sellers") and FLEET NATIONAL BANK, a national banking association, having an address of 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Administrator, CTM00238, as escrow agent ("Escrow Agent").

                 This is the Escrow Agreement referred to in the Stock Purchase Agreement dated July 26, 1996 (the "Purchase Agreement") among Buyer and Sellers. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement (a copy of which Purchase Agreement is attached hereto and incorporated herein as Exhibit
A).

                 The parties, intending to be legally bound, hereby agree as follows:

                 1.       ESTABLISHMENT OF ESCROW

                          (a)     Pursuant to the terms of the Purchase
Agreement, on the Closing Date, Buyer is depositing with Escrow Agent an amount equal to $500,000.00 and Buyer's estimate of the Additional Grossed-Up Taxes in immediately available funds (as may be subsequently increased by any earnings thereon and as may be subsequently reduced by any disbursements or amounts withdrawn under Section 5(j), the ("Escrow Fund"). Escrow Agent acknowledges receipt thereof.

                          (b)     Escrow Agent hereby agrees to act as escrow
agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

                          (c)     The purpose of this Escrow Fund is to provide
a source of funds from which the indemnity and reimbursement obligations of the Sellers and the tax adjustment obligations of Buyer under the Purchase Agreement may be satisfied.

                 2.       INVESTMENT OF FUNDS

                 Except as Buyer and Sellers may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

                 3.       CLAIMS

                 (a) At any time after March 15, 1996, Sellers may give Escrow Agent a written request to pay the Sellers the Additional Grossed-up Taxes in accordance with Section 2.3 ("Request") specifying the dollar amount. If Buyer gives written notice to Sellers and Escrow Agent disputing any Request ("Counter Request") within 10 days following receipt by Escrow Agent of the Request, such shall be resolved as provided in Section 3(c). If no Counter Request is received within such 10 day period, then the Escrow Agent shall pay to Sellers the amount of the Request from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Request complies with the requirements of the Purchase Agreement. Any funds remaining from the Buyer's initial deposit of its estimate of the Additional Grossed-Up Taxes plus any subsequent deposit, after payment of the Request, shall be returned by Escrow Agent to Buyer.


                 (b) During the period of time after the Closing to be determined in accordance with Section 9 of the Purchase Agreement (the "Survival Period"), Buyer may give, from time to time, written notice (a "Notice") to Sellers and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have under Section 10 of the Purchase Agreement; Buyer may make more than one claim with respect to any underlying state of facts. If Sellers give written notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Sellers of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(c). If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Purchase Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

                 (c) If a Counter Notice is given with respect to a claim, Sellers and Buyers shall attempt in good faith to settle such dispute. Escrow Agent shall make payment with respect to the claim only in accordance with receipt of (i) joint written instructions of Buyer and Sellers or (ii) a final non-appealable decision of the American Arbitration Association rendered pursuant to the Purchase Agreement (an "Arbitration Decision"). Any such decision shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is the final decision of the American Arbitration Association. Escrow Agent shall act on such order and legal opinion without further question.


                 4.       TERMINATION OF ESCROW

                 Upon completion of the Survival Period and final adjudication of any timely filed claims, Escrow Agent shall pay and distribute the then amount of Escrow Fund to Sellers (50% to Vest and 50% to Kavanagh), unless (i) any timely filed Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to Sellers in such proportions) until either (a) the Buyers and Seller shall resolve such dispute and the Buyers and Sellers shall so confirm to Escrow Agent in writing or (b) such dispute shall be resolved in accordance with the provisions of Section 9 of this Agreement.

                 5.       DUTIES OF ESCROW AGENT

                          (a)      Escrow Agent shall not be required to invest
any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                          (b)      Escrow Agent shall not be liable, except for
its own negligence or willful misconduct, and except with respect to claims based upon such negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of an in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

                          (c)      Escrow Agent shall be entitled to rely upon
any order, judgment, certification, demand, notice, decision, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.


                 (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                 (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

                 (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                 (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                 (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. Such successor Escrow Agent shall be subject to the same duties and obligations and shall have the same rights, privileges and immunities specified in this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                 (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) an Arbitration Decision directing distribution of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such decision or agreement. Any such decision shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is an Arbitration Decision. Escrow Agent shall act on such decision and legal opinion without further question.

                 (j) Buyer and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder the amount of $1,000.00 at the time of execution of this Agreement and $1,000.00 each year thereafter on the anniversary date of this Agreement and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its agents, accountants, experts and counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer, 25% by Vest and 25% by Kavanagh. The Escrow Agent shall be entitled to pay itself the portion owed by Vest and Kavanagh from the Escrow Fund.

                 (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                 (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

                 (m) The Escrow Agent shall maintain records of all funds and investments pertaining to the Escrow Fund and periodically shall furnish such information and reports relating thereto in the Escrow Agent's customary format together with such other information as may reasonably be requested by the Buyer and/or the Sellers, who shall have the right at all reasonable times to inspect the accounts and records of Escrow Agent relating to the Escrow Fund. Within 30 days of the final disbursement from the Escrow Fund, the Escrow Agent shall deliver its final report with respect to the Escrow

Fund to the Buyer and the Sellers, whereupon this Escrow Agreement shall be terminated and of no further force or effect.

                 6.       LIMITED RESPONSIBILITY

                 This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto, provided, however, that with the Escrow Agent's written consent, the duties and responsibilities in this Agreement may be amended at any time or times by an instrument in writing signed by the other parties hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

                 7.       OWNERSHIP FOR TAX PURPOSES

                 Sellers agree that, for purposes of federal and other taxes based on income, Vest and Kavanagh will be each treated as the owner of 50% of the Escrow Fund, respectively, and that each will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

                 8.       NOTICES

                 All notices, consents, waivers and other communications under this Agreement must be in writing and (a) delivered personally (with written confirmation of receipt), (b) delivered by overnight delivery service (with written confirmation of receipt), or (c) sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

                          (a)     IF TO BUYER:

                                  Analysis & Technology, Inc.
                                  Route 2, P.O. Box 220
                                  North Stonington, CT
                                  Attention:  David M. Nolf

                                  With copy to:

                                  Cummings & Lockwood
                                  CityPlace I
                                  185 Asylum Street
                                  Hartford, CT 06103
                                  Attention: James I. Lotstein

                          (b)     IF TO SELLERS:

                                  C. Warren Vest
                                  6409 Autumn Sky Way
                                  Columbia, MD 21044

                                  Joseph T. Kavanagh
                                  2 Meadowcroft Court
                                  Gaithersburg, MD 20879

                                  With copy to:

                                  N. Alfred Pasternak, Esquire
                                  Pasternak & Fidis, P.A.
                                  Suite 800
                                  4800 Montgomery Lane
                                  Bethesda, Maryland 20814-5341

                          (c)     IF TO ESCROW AGENT:

                                  Attention: Corporate Trust Administration
                                  CTM00238
                                  Fleet National Bank
                                  777 Main Street
                                  Hartford, CT 06115


                 9.       DISPUTE RESOLUTION

                 Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, or in the event of any controversy arising under this Agreement, or the scope of its application, the same shall be determined by an Arbitration Decision.

                 10.      COUNTERPARTS

                 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

                 11.      SECTION HEADINGS

                 The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

                 12.      WAIVER

                 The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                 13.      EXCLUSIVE: AGREEMENT AND MODIFICATION

                 This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Sellers and the Escrow Agent.

                 14.      GOVERNING LAW

                 This Agreement shall be governed by the laws of the State of Connecticut, without regard to conflicts of law principles.

                 15.     ASSIGNMENT

          Except as otherwise expressly provided herein, neither this Agreement nor any rights or obligations arising hereunder may be assigned to or assumed by another without the consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, and permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and/or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                             SELLERS:

ANALYSIS & TECHNOLOGY, INC.


By:  /s/  GARY P BENNETT                           /s/  C. WARREN VEST
   -------------------------                       -------------------------
          Gary P Bennett                                C. Warren Vest
     Its: President & CEO

                                                   /s/  JOSEPH T. KAVANAGH
                                                   ------------------------
                                                        Joseph T. Kavanagh


                                                   ESCROW AGENT:

                                                   FLEET NATIONAL BANK

                                               By: /s/ KATHY LARIMORE
                                                  -------------------------
                                                       Kathy Larimore

                                                      Its: Assistant Vice
                                                           President

                                  [LETTERHEAD]


                            Pasternak & Fidis, P.A.

                                ATTORNEYS AT LAW




                                 July 26, 1996





Gentlemen:

         We have acted as counsel to C. WARREN VEST and JOSEPH T. KAVANAGH (collectively, "Sellers"), and VECTOR RESEARCH COMPANY, INC., a Maryland corporation (the "Company"), in connection with the Stock Purchase Agreement dated July 26, 1996 (the "Purchase Agreement") between the Company, the Sellers and Analysis & Technology, Inc., a Connecticut corporation ("Buyer") and the related Escrow Agreement between and among Sellers, Buyer and Fleet National Bank, a national banking association, as Escrow Agent (the "Escrow Agreement"). (The Purchase Agreement and Escrow Agreement, and any and all other documents required by the Agreement to be executed and delivered to Buyer by or on behalf of the Company or the Sellers, being hereinafter called the "Purchase Documents.") This is the Opinion contemplated by Section 7.9 of the Agreement. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Agreement.

         The law covered by the opinions expressed herein is limited to the laws of the State of Maryland and the United States of America ("U.S."). Except to the extent hereinafter specified, we express no opinion as to the effect of any applicable law of any other jurisdiction. Further, we note that the Purchase Agreement and the Escrow Agreement are stated to be governed by the laws of the State of Connecticut. To the extent the laws of the State of Connecticut govern the matters as to which the opinions expressed herein are rendered, you may rely upon our opinions as opinions with respect to the laws of the State of Connecticut only to the extent such laws are construed or applied with the same effect as the laws of the State of Maryland. We express no opinion as to whether the laws of the State of Connecticut are construed or applied with the same effect as the laws of the State of Maryland.

         Based on the foregoing, our opinion is as follows:

          1. The Purchase Documents are the legal, valid and binding obligations of the Sellers, enforceable in accordance with their respective terms.

          2. Each of the Purchase Documents to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          3. To the best of our knowledge, the Sellers have the legal capacity to execute, deliver and perform their obligations under each of the Purchase Documents.

          4. The authorized capital stock of the Company consists of 1,000 shares of common stock, $1.00 par value, 500 of which are outstanding, which constitutes the only class of the Company's capital stock that is issued and outstanding. Sellers own all of the outstanding stock of the Company of record and beneficially, free and clear of all adverse claims, each owning 250 shares. The Company holds no shares as treasury shares. Based upon our review of the Company's minute book and stock certificates there are no outstanding subscriptions, warrants, calls, options rights, commitments or agreements by which the Company is bound calling for the issuance of shares of any class of its capital stock, or for the issuance of any securities convertible or exchangeable, actually or contingently, into shares of its capital stock. As a result of the delivery of certificates to Buyer and the payment to Sellers being made at the Closing today, Buyer has acquired good and valid title to all of the outstanding stock of the Company, free and clear of all liens, pledges, encumbrances and adverse claims.

          5. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and to engage in its business as presently conducted and to enter into, deliver and perform the Purchase Documents. Based upon our inquiry of Sellers and our review of Certificates of Good Standing from Maryland, Virginia, Connecticut, Idaho, Pennsylvania and Washington, D. C. the Company is duly qualified to do business in each such state. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights.

          6. The execution and delivery of the Purchase Documents by the Sellers and the consummation of the transactions contemplated by the Purchase Documents do not (a) breach or result in a default under any agreement or commitment known to us, including but not limited to those set forth in the schedules to the Purchase Agreement to which either Seller is a party, or (b) violate any Maryland, Connecticut, or U.S. statute, law, regulation or rule, or, to our knowledge, any judgment, decree or order of any Maryland, Connecticut, or

U.S. court, or any arbiter or governmental or regulatory agency in which either Seller is named as a party or otherwise directly involved.

          7. The execution and delivery of the Purchase Documents by the Company and the consummation of the transactions contemplated by the Purchase Documents do not (a) violate any provisions of the certificate of incorporation or bylaws of the Company known to us, including but not limited to those set forth in the schedule to the Purchase Documents, (b) breach or result in a default under any agreement or commitment of the Company known to us, including but not limited to those set forth in the schedules to the Purchase Documents,
(c) violate any Maryland, Connecticut, or U.S. statute, law, regulation or rule, or, to our knowledge, any judgment, decree or order of any Maryland, Connecticut, or U.S. court, or any arbiter or governmental or regulatory agency in which the Company is named as a party or otherwise directly involved or (d) result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Company's property.

          8. The execution, delivery and performance of the Purchase Documents and the carrying on subsequent to the consummation of the Agreement of the Company's business do not require the consent or approval of, or other action by or filing with, any state or federal governmental body or other regulatory authority or any consent or approval of any corporation, firm or other person with respect to any contract or other agreement set forth on a schedule to the Purchase Documents.

          9. We hereby confirm to you that to the best of our knowledge there is no proceeding by or before any court, pending or overtly threatened against or involving the Company or the Sellers.

          This Opinion may be relied upon by you only in connection with the transaction contemplated by the Agreement and may not be used or relied upon for any other purpose whatsoever without the prior written consent of a partner of this law firm.


                                                   Very truly yours,

                                               /s/ N. ALFRED PASTERNAK
                                                  ---------------------
                                                   N. Alfred Pasternak

                                 SCHEDULE INDEX


Schedule 3.1.3            Requisite Consent and Approval

Schedule 3.4.2            License/Permit Exceptions

Schedule 3.4.3            Jurisdictions of Qualification

Schedule 3.4.5 List of Officers and Directors of the Company and Powers of Attorney Granted by the Company

Schedule 3.6.1            Capital Stock of the Company

Schedule 3.6.3            Preemptive or Subscription Rights

Schedule 3.6.4 Warrants, Options and Other Rights with Respect to the Company Shares

Schedule 3.8              Equity Interests

Schedule 3.9              Financial Statements

Schedule 3.13.1 Litigation Claims, Investigations, Court, Agency or Commission Orders

Schedule 3.15.1           Employee Benefit Plans

Schedule 3.15.23          Employment Contracts

Schedule 3.15.26          Compliance with Laws

Schedule 3.15.28          List of Employees as of July 16, 1996

Schedule 3.16.1           Owned and Leased Personal Property

Schedule 3.16.2           Real Property

Schedule 3.16.3 Tangible Personal Property Used by the Company that It Does Not Own or Lease

Schedule 3.16.5           Intellectual Property and Computer Systems

Schedule 3.17.1           Disclosed Contracts

Schedule 3.17.2           Amendments to Contracts

Schedule 3.17.3           Pending Contracts

Schedule 3.17.4           Government Contracts

Schedule 3.18             Insurance

Schedule 3.19.1           Billed Accounts Receivable

Schedule 3.20.1           Unbilled Costs and Fees

Schedule 3.20.2           New Jobs, Negotiations and Bids

Schedule 3.21             Licenses, Permits, Certificates and Registrations

Schedule 3.21.1           Authorizations In The Name Of Any Person Other Than
                          The Company

Schedule 3.22             Intercompany Liabilities

Schedule 3.23             Bank Relationships

Schedule 3.24             Jurisdiction in Which the Company Has
                          Exclusive Right to Use the Name Vector Research Company, Inc.

Schedule 3.28.1           Environmental Matters

Schedule 4.6              Disclosed Documents/Due Diligence

Schedule 5.5.2            Employment Benefit Plans To Be Assumed